Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF ARIZONA

In re: XHIBIT CORP., et al.,1 Debtors.	In Proceedings Under Chapter 11 Jointly Administered Under Case No. 2:15-bk-00679-BKM ORDER CONFIRMING AMENDED JOINT PLAN OF LIQUIDATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

This matter came before the Court on August 5, 2015 for a hearing (the "Confirmation Hearing") on confirmation of the Amended Joint Plan Of Liquidation Under Chapter 11 Of The Bankruptcy Code [Docket No.557] (the "Plan"),2 which was filed jointly by XHIBIT CORP., and each of the other debtors and debtors-in-possession in the above-captioned, jointly administered Chapter 11 cases (collectively, the "Debtors") and by the Official Committee of Unsecured Creditors (the "Creditors Committee" and, together with the Debtors, the "Plan Proponents").  (A copy of the Plan is attached to this confirmation order (the "Confirmation Order") as Exhibit A.)

After due and proper notice, two limited objections were filed to confirmation of the Plan: (a) the objection [Docket No. 610] (the "Equity Committee Objection") filed by the Official Committee of Restricted Equity Security Holders of Xhibit Corp. (the "Equity Committee"), and (b) the objection [Docket No. 520] (the "UST Objection") filed by the United States Trustee (the "UST").  The Court overruled the Equity Committee Objection for the reasons stated on the record at the Confirmation Hearing.

At the Confirmation Hearing, the Court also directed the parties to submit additional briefing with respect to the UST Objection, and invited the Debtors to submit a declaration in support of the Plan.  Since the Confirmation Hearing, the Court has considered the additional pleadings and declarations filed by the Debtors and the UST (see Docket Nos. 641, 642 and 643).

On August 21, 2015, the Court read into the record its ruling on confirmation of the Plan, including its findings of fact and conclusions of law (the “Findings and Conclusions”) with respect to confirmation of the Plan (and related matters), all in accordance with Fed. R. Bankr. P. 7052 and 9014.  Among other things, the Court overruled the UST Objection for the reasons stated in the Findings and Conclusions.  The Court also found that each of the requirements for plan confirmation stated in Bankruptcy Code §1129 has been satisfied with respect to the Plan.

The Court has considered (i) all of the pleadings with respect to confirmation of the Plan filed by the Debtors, the Equity Committee, and the UST, (ii) the Declaration Of Scott Wiley In Support Of Confirmation Of Joint Plan Of Liquidation [Docket No. 643, Ex. A] submitted by the Debtors, (iii) the statements and argument of counsel for all parties at the Confirmation Hearing, (iv) the Plan, (v) the Disclosure Statement (as approved by the Court [see Docket No. 564]), (vi) the Ballot Report For Amended Joint Plan Of Liquidation Under Chapter 11 Of The Bankruptcy Code [Docket No. 626] (the "Ballot Report"), and (vii) the entire record in these Chapter 11 Cases.  Based on the Court's findings and rulings on the record at the Confirmation Hearing and the Findings and Conclusions (all of which are by this reference incorporated herein) and the entire record before the Court; and good and sufficient cause appearing,

1           The Debtors in these jointly administered cases are: SkyMall, LLC (Case No. 2:15-bk-00679-BKM); Xhibit Corp. (Case No. 2:15-bk-00680-BKM); Xhibit Interactive, LLC (Case No. 2:15-bk-00682-BKM); FlyReply Corp. (Case No. 2:15-bk-00684-BKM); SHC Parent Corp. (Case No. 2:15-bk-00685-BKM); SpyFire Interactive, LLC (Case No. 2:15-bk-00686-BKM); Stacked Digital, LLC (Case No. 2:15-bk-00687-BKM), and SkyMall Interests, LLC (Case No. 2:15-bk-00688-BKM).

2           Certain attachments to the Plan, including the Liquidating Trust Agreement, were filed in a separate Plan Supplement [Docket No. 599].  Unless stated otherwise, capitalized terms used but not otherwise defined herein will have the meanings stated in the Plan.

IT IS HEREBY ORDERED as follows:

1.           Confirmation of Plan.  The Plan attached hereto as Exhibit A and each of its provisions, together with the Plan Supplement (Docket No. 599) and the modifications to the Plan and Liquidating Trust Agreement set forth in this Confirmation Order, is approved and confirmed under Bankruptcy Code § 1129 as provided herein, and the Plan and the Plan Supplement are incorporated into this Confirmation Order by this reference.  The Plan as confirmed by this Confirmation Order shall be binding on all parties as provided under Bankruptcy Code §1141(a).

2.            Modification to Plan.  Article IX.B of the Plan is hereby amended to add the following as Article IX.B.3:

3.           No provision of this Plan, the accompanying Disclosure Statement, or the Confirmation Order shall operate or be deemed to operate to bar or to release any claims or causes of action under the federal securities laws that the U.S. Securities and Exchange Commission may make or bring, in the performance of its mission, against any of the Releasees and Exculpated Parties.

3.           Liquidating Trust Agreement.  The draft Liquidating Trust Agreement attached as Exhibit I to the Plan Supplement is replaced with the draft Liquidating Trust Agreement attached to this Confirmation Order as Exhibit B.

4.           Authorization to Consummate Plan.  Prior to occurrence of the Effective Date, the Debtors are authorized and empowered to execute and deliver the Liquidating Trust Agreement (substantially in the form attached hereto as Exhibit B), subject to such amendments as may be agreed to by the parties thereto, but only if such amendments are consistent with the Plan as confirmed by this Confirmation Order.  Further, the Debtors and their respective employees, attorneys, agents, and representatives are authorized and empowered to take all actions necessary or appropriate to consummate the transactions contemplated by the Plan and to perform thereunder.  The Plan, the Liquidating Trust Agreement, and the transactions contemplated therein shall be binding on all parties pursuant to this Confirmation Order and Bankruptcy Code § 1141(a).

5.           Resolution of Plan Objections.  Each of the Equity Committee Objection and the UST Objection has been overruled as provided on the record at the Confirmation  Hearing and/or in the Court's Findings and Conclusions.  Any other objections to confirmation of the Plan have either been resolved or are hereby overruled.

6.           Provisions of Plan and Order Non-Severable and Mutually Dependent.  The provisions of the Plan and this Confirmation Order, including the Findings and Conclusions incorporated herein by reference, are non-severable and mutually dependent, and are deemed fully incorporated by reference in each other.

7.           Vesting of Assets.  Except as otherwise provided in the Plan or this Confirmation Order, on the Effective Date, title to all Liquidating Trust Assets shall vest in the SM Liquidating Trust as provided in Article IV.B.2 of the Plan.

8.           Preserved Litigation Claims.  In accordance with Bankruptcy Code § 1123(b), and except as provided otherwise in the Plan or this Confirmation Order, all Retained Causes of Action are retained and will be transferred to and vested in the SM Liquidating Trust as of the Effective Date.  Except as otherwise provided in the Plan or this Confirmation Order, after the Effective Date, the Liquidating Trustee shall be deemed the Estates' representative in accordance with Bankruptcy Code § 1123 and shall have the exclusive right to institute, prosecute, abandon, settle or compromise any Retained Causes of Action, in accordance with the terms of the Plan and the Liquidating Trust Agreement and without further order of the Court, in any court or other tribunal, including, without limitation, in an adversary proceeding filed in one or more of the Chapter 11 Cases.

9.           Term of Injunctions or Stays.  Unless otherwise provided in the Plan, this Confirmation Order or a separate order from the Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under Bankruptcy Code §§ 105 or 362, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in such applicable order.

10.           Exemption from Transfer Taxes.  Pursuant to Bankruptcy Code § 1146(a), the transactions to occur after entry of the Confirmation Order and on or about the Effective Date (or otherwise pursuant to the Plan) and any other transfers or transactions in furtherance of, or in connection with the Plan, will constitute a "transfer under a plan" within the meaning of Bankruptcy Code §1146 and will not be subject to any stamp, real estate transfer, mortgage recording, or other tax.  Any sale transactions consummated by any of the Debtors and approved by the Bankruptcy Court on and after the Petition Date, through and including the Effective Date, including, without limitation, the Sale approved by the Sale Order and the transfers effectuated under the Plan or the Liquidating Trust Agreement, will be deemed to have been made under, in furtherance of, or in connection with the Plan and, thus, will not be subject to any stamp, real estate transfer, mortgage recording, or other tax.

11.           Approval of Release, Injunctive and Related Provisions of the Plan.  The release, exculpation, injunctive, and other provisions of Article IX of the Plan are hereby approved in all respects.

12.           Approval of Assumption or Rejection of Executory Contracts and Leases.  This Confirmation Order constitutes: (i) the approval under Bankruptcy Code § 365 of the assumption of the executory contracts and unexpired leases assumed under the Plan or otherwise during the Bankruptcy Case; and (ii) the approval under Bankruptcy Code § 365 of the rejection of the executory contracts and unexpired leases rejected under the Plan or otherwise during the Bankruptcy Case.

a.           In accordance with Article VII.C.1 of the Plan, the Debtors reserve the right, at any time prior to the Effective Date, to, in consultation with the Creditors’ Committee, amend Exhibit II to add any executory contract or unexpired lease to Exhibit II of the Plan Supplement, thus providing for its assumption pursuant to Article VII.C of the Plan.

b.           The Debtors shall provide notice of any amendments to Exhibit II of the Plan Supplement to the parties to the executory contracts or unexpired leases affected thereby and to the parties on the then-applicable service list in the Bankruptcy Cases.

13.           Standing.  From and after the Effective Date, the Liquidating Trustee will have standing, under state and/or federal bankruptcy law or otherwise, to file, litigate and settle the Retained Causes of Action as provided in the Plan and the Liquidating Trust Agreement.

14.           Professional Compensation Claims.  On or before the first Business Day that is at least forty five (45) days after the Effective Date, any Professional asserting a Claim and right of payment for Professional Compensation must file with the Court a final fee application and request for allowance and payment of such Claim for Professional Compensation.

15.           Administrative Bar Date.  All requests for payment of an Administrative Claim (other than Claims for Professional Compensation and Administrative Claims barred pursuant to the General Bar Date Order) must be filed with the Court no later than the first Business Day that is at least thirty (30) days after the Effective Date.  Any holder of such an Administrative Claim that fails to file a request for payment by the Administrative Bar Date shall be forever barred from asserting an Administrative Claim against the Debtors, the Estates, their successors and assigns, and their assets.

16.           Bar Date for Rejection Damage Claims.  Claims created by or arising from the rejection of executory contracts or unexpired leases pursuant to Article VII.A of the Plan, or the rejection, expiration or termination of any executory contract or unexpired lease prior to the Effective Date (other than Claims barred pursuant to the General Bar Date Order), must be filed with the Court and served on the Debtors and the Liquidating Trustee no later than thirty (30) days after the Effective Date.  Any Claims arising from the rejection of an executory contract or unexpired lease for which proofs of Claim are not timely filed within that time period will be forever barred from assertion against the Debtors, the Estates, their successors and assigns, and their assets and properties, unless otherwise ordered by the Bankruptcy Court or as otherwise provided in the Plan or this Confirmation Order.  Unless otherwise ordered by the Bankruptcy Court, all such Claims that are timely filed as provided herein shall be treated as General Unsecured Claims under the Plan and shall be subject to the provisions of Article III of the Plan.

17.           Resolution of Claims.  Unless otherwise ordered by the Court after notice and a hearing, the Liquidating Trustee shall have the right to the exclusion of all others (except as to the Professionals’ applications for allowances of compensation and reimbursement of expenses under Sections 330 and 503 of the Bankruptcy Code) to make, File, prosecute, settle, compromise, withdraw or resolve objections to Claims or Equity Interests.  The costs of pursuing the objections to Claims and Equity Interests shall be borne by the SM Liquidating Trust.  From and after the Confirmation Date, all objections with respect to Disputed Claims and disputed Equity Interests shall be litigated to a Final Order except to the extent, subject to the approval of the Liquidation Trust Advisory Board in accordance with the terms of the Plan and the Liquidation Trust Agreement, the Liquidation Trustee elects to withdraw any such objection or the Liquidating Trustee and the claimant elect to compromise, settle or otherwise resolve any such objection, in which event they may settle, compromise or otherwise resolve any Disputed Claim or disputed Equity Interests without approval of the Court in accordance with the terms of the Plan and Liquidating Trust Agreement.

18.           Retention of Jurisdiction.  Pursuant to Bankruptcy Code §§ 105(a) and 1142, and except as otherwise expressly provided in the Plan or this Confirmation Order, the Court shall retain jurisdiction as provided in Article X of the Plan over all matters arising under or out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law.

19.           References to Plan Provisions.  The failure to include or specifically reference any particular provision of the Plan or the Liquidating Trust Agreement in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court to confirm the Plan and approve the Liquidating Trust Agreement in their entirety as modified in this Confirmation Order.  The provisions of the Plan, the Liquidating Trust Agreement, and this Confirmation Order shall be construed in a manner consistent with each other so as to accomplish the purposes of each, provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be reconciled, then, solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern and control.  Notwithstanding the foregoing, if there is determined to be any inconsistency between the Liquidating Trust Agreement, on the one hand, and any Plan provision or any provision of this Confirmation Order on the other that cannot be reconciled, then the provisions of the Plan and/or this Confirmation Order shall govern and control.

20.           Confirmation Date.  The Confirmation Date referred to in Article I.A.20 of the Plan is the date the Court enters this Confirmation Order on its electronic docket.

21.           Correction of Errors and Inconsistencies.  After the Confirmation Date and before substantial consummation of the Plan as defined in Bankruptcy Code § 1101(2), the Debtors and the Creditors' Committee may, under Bankruptcy Code § 1127(b), institute proceedings in the Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Liquidating Trust Agreement, or this Confirmation Order, and any other matters as may be necessary to carry out the purposes and effects of the Plan, so long as such proceedings do not materially and adversely affect the treatment of holders of Claims under the Plan.

DATED AND SIGNED ABOVE.

AGREED AS TO FORM AND CONTENT:

QUARLES & BRADY LLP
Renaissance One
Two North Central Avenue
Phoenix, AZ  85004-2391

By /s/ Robert P. Harris
John A. Harris
Robert P. Harris

Attorneys for the Debtors and Debtors-In-Possession

Steven D. Jerome, Esq.
SNELL & WILMER L.L.P.
400 E. Van Buren Street, Suite 1900
Phoenix, AZ 85004-2202

-And-

COOLEY LLP
1114 Avenue Of The Americas
New York, NY 10036

By /s/ Seth Van AAlten
Jeffrey L. Cohen
Seth Van Aalten

Attorneys For Official Committee Of
Unsecured Creditors

           -And-

JENNINGS STROUSS & SALMON, P.L.C.
One East Washington Street
Suite 1900
Phoenix, AZ 85004-2554

By /s/ Bradley J. Stevens
Bradley J. Stevens
Kami M. Hoskins

Attorneys For Official Committee Of
Restricted Equity Security Holders of
Xhibit Corp.

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF ARIZONA

In re: XHIBIT CORP., et al.1 Debtors.	Proceedings Under Chapter 11 Jointly Administered Under: Case No. 2:15-bk-00679-BKM

AMENDED JOINT PLAN OF LIQUIDATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

John A. Harris (#014459)
Robert P. Harris (#011523)
Lori L. Winkelman (#021400)
Jason D. Curry (#026511)
Quarles & Brady LLP
One Renaissance Square
Two North Central Avenue
Phoenix, Arizona 85004
Telephone: (602) 229-5200
Facsimile: (602) 229-5690
john.harris@quarles.com
robert.harris@quarles.com
lori.winkelman@quarles.com
jason.curry@quarles.com

Steven D. Jerome (#018420)
Snell & Wilmer L.L.P.
One Arizona Center
400 E. Van Buren
Phoenix, Arizona 85004
Telephone: (602) 382-6000
Facsimile: (602) 382-6070
sjerome@swlaw.com
-and-
Jeffrey L. Cohen
Seth Van Aalten
Cooley LLP
1114 Avenue of the Americas
New York, NY 10036
Telephone: (212) 479-6000
Facsimile: (212) 479-6275
jcohen@cooley.com
svanaalten@cooley.com

Counsel for the Debtors and Debtors in Possession	Counsel for the Official Committee of Unsecured Creditors

Dated:           June 22, 2015
Phoenix, Arizona

1The Debtors in these jointly administered cases are: SkyMall, LLC (Case No. 2:15-bk-00679-BKM); Xhibit Corp. (Case No. 2:15-bk-00680-BKM); Xhibit Interactive, LLC (Case No. 2:15-bk-00682-BKM); FlyReply Corp. (Case No. 2:15-bk-00684-BKM); SHC Parent Corp. (Case No. 2:15-bk-00685-BKM); SpyFire Interactive, LLC (Case No. 2:15-bk-00686-BKM); Stacked Digital, LLC (Case No. 2:15-bk-00687-BKM), and SkyMall Interests, LLC (Case No. 2:15-bk-00688-BKM).

TABLE OF CONTENTS

Page

ARTICLE I.	DEFINED TERMS AND RULES OF INTERPRETATION	1
A.	Defined Terms	1
B.	Rules of Interpretation	7
C.	Exhibits	8

ARTICLE II.	ADMINISTRATIVE AND PRIORITY CLAIMS	8
A.	Administrative Claims	8
B.	Priority Tax Claims	9

ARTICLE III.	CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS	9
A.	Summary	9
B.	Classification and Treatment of Claims and Equity Interests	9
C.	Special Provision Governing Unimpaired Claims	11
D.	Non Consensual Confirmation	11

ARTICLE IV.	MEANS FOR IMPLEMENTATION OF THE PLAN	11
A.	Appointment of the Liquidating Trustee and the Liquidating Trust Advisory Board	11
B.	The SM Liquidating Trust	11
C.	Rights and Powers of the Liquidating Trustee	12
D.	Fees and Expenses of the SM Liquidating Trust	13
E.	Semi-Annual Reports to Be Filed by the SM Liquidating Trust	13
F.	Directors and Officers of the Debtors	13
G.	Assets, Books and Records of the Debtors	13
H.	Operations of the Debtors Between the Confirmation Date and the Effective Date	14
I.	Establishment of the Administrative Bar Date	14
J.	Term of Injunctions or Stays	14
K.	Cancellation of Equity Interests	14
L.	Equity Committee	14
M.	Creditors’ Committee	15
N.	Transfer of Beneficial Interests in SM Liquidating Trust	15

ARTICLE V.	PROVISIONS GOVERNING DISTRIBUTIONS	15
A.	Distribution Dates	15
B.	Disputed Reserves	15
C.	Quarterly Distributions	16
D.	Record Date for Distributions	16
E.	Delivery of Distributions	16
F.	Surrender of Cancelled Instruments and Securities	17
G.	Lost, Stolen, Mutilated or Destroyed Instrument or Security	18
H.	Manner of Cash Payments Under the Plan or the Liquidating Trust Agreement	18
I.	Time Bar to Cash Payments by Check	18
J.	Limitations on Funding of Disputed Reserves	18
K.	Compliance with Tax Requirements	18
L.	No Payments of Fractional Dollars	19
M.	Setoff and Recoupment	19

ARTICLE VI.	DISPUTED CLAIMS	19
A.	No Distribution Pending Allowance	19
B.	Resolution of Disputed Claims and Equity Interests	19
C.	Objection Deadline	19
D.	Estimation of Claims	20
E.	Disallowance of Claims	20
F.	Adjustment Without Objection	20

ARTICLE VII.	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	21
A.	Rejection of Executory Contracts and Unexpired Leases	21
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	21
C.	Executory Contracts and Unexpired Leases to Be Assumed	21
D.	Payments Related to the Assumption of Executory Contracts and Unexpired Leases	22

ARTICLE VIII.	CONDITIONS PRECEDENT TO THE EFFECTIVE DATE	22
A.	Conditions Precedent to the Effective Date	22

ARTICLE IX.	RELEASE, INJUNCTIVE AND RELATED PROVISIONS	23
A.	Compromise and Settlement	23
B.	Releases by the Debtors	23
C.	Exculpation	23
D.	Releases by Holders of Claims Who Vote for the Plan	24
E.	Injunction	24
F.	Releases of Liens	25
G.	Consolidation For Voting Purposes	25
H.	Preservation of Rights of Action	25

ARTICLE X.	RETENTION OF JURISDICTION	26

ARTICLE XI.	MISCELLANEOUS PROVISIONS	28
A.	Final Fee Applications	28
B.	Payment of Statutory Fees	28
C.	Modification of Plan	28
D.	Revocation of Plan	28
E.	Successors and Assigns	28
F.	Governing Law	28
G.	Reservation of Rights	29
H.	Section 1146 Exemption	29
I.	Section 1125(e) Good Faith Compliance	29
J.	Further Assurances	29
K.	Service of Documents	29
L.	Filing of Additional Documents	30
M.	No Stay of Confirmation Order	30
N.	Aid and Recognition	30

TABLE OF EXHIBITS1

Exhibit I	Liquidating Trust Agreement
Exhibit II	Executory Contracts and Unexpired Leases to be Assumed

1
All exhibits to this joint plan shall be filed with the Bankruptcy Court no later than ten (10) days prior to the deadline to vote to accept or reject the Plan.  The exhibits shall be available for inspection (i) at the Office of the Clerk of the Bankruptcy Court, or (ii) at http://www.pacer.gov, or (iii) interested parties can obtain copies by contacting Debtors’ counsel once they are filed.  Xhibit Corp. and its debtor affiliates reserve the right to modify, amend, supplement, restate or withdraw the exhibits after they are filed.

AMENDED JOINT PLAN OF LIQUIDATION UNDER CHAPTER 11 OF THE
BANKRUPTCY CODE

Pursuant to title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., the Debtors and Debtors in Possession in the above-captioned and numbered cases and the Creditors’ Committee, hereby respectfully propose the following joint plan of liquidation under chapter 11 of the Bankruptcy Code.

ARTICLE I.

DEFINED TERMS AND RULES OF INTERPRETATION

A.	Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

1.      “Administrative Bar Date” means the first Business Day that is thirty (30) days after the Effective Date and is the deadline for a holder of an Administrative Claim (other than Administrative Claims barred pursuant to the General Bar Date Order) to file a request with the Bankruptcy Court for payment of such Administrative Expense in the manner indicated in Article II hereof.

2.      “Administrative Claims” means Claims that have been timely filed before the Administrative Bar Date, pursuant to the deadline and procedure set forth in the Confirmation Order (except as otherwise provided herein with respect to Professional Compensation, as provided in the General Bar Date Order, or as provided by a separate order of the Bankruptcy Court), for costs and expenses of administration under Sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation: i) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises); ii) Professional Compensation; and (c) all fees and charges assessed against the Estates under chapter 123 of title 28 United States Code, 28 U.S.C. §§ 1911-1930; provided, however, that Administrative Claims that arise under Section 503(b)(9) of the Bankruptcy Code shall only be deemed timely filed to the extent such Claims were filed in accordance with the terms of the General Bar Date Order.

3.      “Affiliate” has the meaning set forth at Section 101(2) of the Bankruptcy Code.

4.      “Allowed” means, with respect to any Claim or Equity Interest, except as otherwise provided herein: (a) a Claim or Equity Interest that has been scheduled by the Debtors in their schedules of liabilities as other than disputed, contingent or unliquidated and as to which the Debtors or other parties-in-interest have not Filed an objection by the Claims Objection Bar Date; (b) a Claim or Equity Interest that either is not Disputed or has been allowed by a Final Order; (c) a Claim or Equity Interest that is allowed:  (i) in any stipulation of amount and nature of Claim executed prior to the entry of the Confirmation Order and approved by the Bankruptcy Court; (ii) in any stipulation with Debtors of amount and nature of Claim or Equity Interest executed on or after the entry of the Confirmation Order; or (iii) in or pursuant to any contract, instrument, indenture or other agreement entered into or assumed in connection herewith; (d) a Claim or Equity Interest that is allowed pursuant to the terms hereof; or (e) a Disputed Claim as to which a proof of claim has been timely Filed and as to which no objection has been Filed by the Claims Objection Bar Date.

5.      “Asset Purchase Agreement” means that certain Asset Purchase Agreement dated as of April 3, 2015 by and between SkyMall Holdings LLC and SkyMall, LLC.

6.      “Avoidance Actions” means any and all avoidance, recovery, subordination or other actions or remedies that may be brought on behalf of the Debtors or their estates under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, actions or remedies under chapter 5 of the Bankruptcy Code.

7.       “Bankruptcy Code” means title I of the Bankruptcy Reform Act of 1978, as amended from time to time, as set forth in Sections 101 et seq. of title 11 of the United States Code, and applicable portions of titles 18 and 28 of the United States Code.

8.      “Bankruptcy Court” means the United States District Court for the District of Arizona, having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to Section 157 of title 28 of the United States Code and/or the General Order of the District Court pursuant to Section 151 of title 28 of the United States Code, the United States Bankruptcy Court for the District of Arizona.

9.      “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, promulgated under 28 U.S.C. § 2075, the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Arizona, the Local Rules of Civil Practice and Procedure of the United States District Court for the District of Arizona, and general orders and chambers procedures of the Bankruptcy Court, each as applicable to the Chapter 11 Cases and as amended from time to time.

10.      “Beneficiaries” means holders of Allowed Claims and Equity Interests entitled to receive Distributions from the Liquidating Trust Fund under the Plan, whether or not such Claims or Equity Interests were Allowed on the Effective Date.

11.      “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as that term is defined in Fed. R. Bankr. P. 9006(a)).

12.      “Cash Investment Yield” means the net yield earned by the SM Liquidating Trust from the investment of Cash held pending Distribution in accordance with the provisions of the Plan and the Liquidating Trust Agreement.

13.      “Cash” means legal tender of the United States of America or the equivalent thereof, including bank deposits, checks and readily marketable securities or instruments issued by an Entity, including, without limitation, readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody’s rating of “A” or better, or equivalent rating of any other nationally recognized rating service, or interest-bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders’ equity or capital of not less than one hundred million dollars ($100,000,000) having maturities of not more than one (1) year, at the then best generally available rates of interest for like amounts and like periods.

14.      “Causes of Action” means all claims, actions, causes of action, choses in action, Avoidance Actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims and crossclaims of any of the Debtors, the Debtors-in-Possession and/or the Estates (including, without limitation, those actions set forth in the Plan Supplement) that are or may be pending on the Effective Date or instituted by the Liquidating Trustee after the Effective Date against any entity, based in law or equity, whether direct, indirect, derivative or otherwise and whether asserted or unasserted as of the Effective Date.

15.      “Chapter 11 Cases” means the chapter 11 cases commenced when the Debtors each filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code on the Petition Date, which are jointly administered under case number 2:15-bk-00679-BKM.

16.      “Claim” means a “claim” (as that term is defined in Section 101(5) of the Bankruptcy Code) against a Debtor.

17.      “Claims Objection Bar Date” means the bar date for objecting to proofs of claim, which shall be one-hundred eighty (180) days after the Effective Date; provided, however, that the Liquidating Trustee may seek by motion additional extensions of this date from the Bankruptcy Court.

18.      “Claims Register” means the official claims registers in the Debtors’ Chapter 11 Cases maintained by the Clerk of the Bankruptcy Court.

19.      “Class” means a category of holders of Claims or Equity Interests as set forth in Article III pursuant to Section 1122(a) of the Bankruptcy Code.

20.      “Confirmation Date” means the date on which the Confirmation Order is entered by the Bankruptcy Court.

21.      “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

22.      “Creditors’ Committee” means the official committee of unsecured creditors for the Chapter 11 Cases appointed by the United States Trustee for the District of Arizona, pursuant to Section 1102 of the Bankruptcy Code, on February 5, 2015 [Docket No. 68].

23.      “Cure Amount Claim” means a Claim based upon a Debtor’s monetary defaults under an executory contract or unexpired lease at the time such contract or lease is assumed by that Debtor under section 365 of the Bankruptcy Code.

24.      “Debtors” or “Debtors in Possession” means, collectively, the above-captioned debtors and debtors in possession specifically identified on the cover page to this Plan.

25.      “Disclosure Statement Order” means the Bankruptcy Court's order approving the Disclosure Statement.

26.      “Disclosure Statement” means the Amended Disclosure Statement for Joint Plan of Liquidation Under Chapter 11 of the Bankruptcy Code, dated June 22, 2015, as it is amended, supplemented or modified from time to time, prepared and distributed in accordance with the Bankruptcy Code, Bankruptcy Rules and any other applicable law, and approved by the Bankruptcy Court in the Disclosure Statement Order,

27.      “Disputed Reserve” means the reserve fund created pursuant to Article V.B.1 of the Plan.

28.      “Disputed” means, with respect to any Claim or Equity Interest, any Claim or Equity Interest:  (a) listed on the Schedules as unliquidated, disputed or contingent, unless a proof of Claim has been timely filed; (b) as to which a Debtor or the Liquidating Trustee has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules; or (c) as otherwise disputed by a Debtor or Liquidating Trustee in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order.

29.      “Distributions” means the distributions of Cash and beneficial interests in the SM Liquidating Trust to be made in accordance with the Plan and/or the Liquidating Trust Agreement.

30.      “Effective Date” means the date selected by the Debtors in consultation with the Creditors’ Committee that is a Business Day after the entry of the Confirmation Order on which:  (a) no stay of the Confirmation Order is in effect; and (b) all conditions specified in Article VIII.A have been satisfied or waived.

31.      “Entity” means an “entity” (as that term is defined in Section 101(15) of the Bankruptcy Code).

32.      “Equity Committee” means the Official Committee of Restricted Equity Security Holders of Xhibit Corp. appointed by the United States Trustee for the District of Arizona, pursuant to Section 1102 of the Bankruptcy Code, on March 4, 2015 [Docket No. 171].

33.      “Equity Interest” means any equity interest in a Debtor that existed immediately prior to the Petition Date, including, without limitation:  (a) any common or restricted equity interest in a Debtor that existed immediately prior to the Petition Date, including, without limitation, all issued, unissued, authorized or outstanding shares of common stock or restricted stock, together with any warrants, options or legal, contractual or equitable rights to purchase or acquire such interests at any time; and (b) any preferred equity interest in a Debtor that existed immediately prior to the Petition Date, including, without limitation, all issued, unissued, authorized or outstanding shares of preferred stock, together with any warrants, options or legal, contractual or equitable rights to purchase or acquire such interests.

34.      “Estate” means the estate of each Debtor created on the Petition Date by Section 541 of the Bankruptcy Code.

35.      “Exculpated Parties” means, collectively, the Debtors, the officers and directors of the Debtors that served in such capacity at any time from and after the Petition Date, the Creditors’ Committee and the individual members thereof (solely in their capacity as such), the Equity Committee and the individual members thereof (solely in their capacity as such), the Liquidating Trustee, the Liquidating Trust Advisory Board and its individual members thereof (solely in their capacity as such) and each of their respective Representatives (each of the foregoing in its individual capacity as such).

36.      “File” or “Filed” means, with respect to any pleading, entered on the docket of the Chapter 11 Cases and served in accordance with the Bankruptcy Rules.

37.      “Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified or amended, and as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or has otherwise been dismissed with prejudice.

38.      “General Bar Date Order” means the Order Setting Bar Date For Filing (I) Proofs Of Claim, (II) Proofs Of Equity Interests, And (III) Requests For Payment Of Certain Administrative Claims; And Providing Notice Thereof entered by the Bankruptcy Court on April 23, 2015 [Docket No. 393].

39.      “General Bar Date” means June 15, 2015, as established in the General Bar Date Order.

40.      “General Unsecured Claims” means Claims against any Debtor that are not Administrative Claims, Priority Tax Claims, Priority Non-Tax Claims, Other Secured Claims, Intercompany Claims or Equity Interests.

41.      “Governmental Bar Date” means July 21, 2015, which is the last day of a claim of a governmental unit (as such term is defined in Section 101(27) of the Bankruptcy Code) can be deemed timely filed in accordance with Section 502(b)(9) of the Bankruptcy Code, as stated in the General Bar Date Order.

42.      “Impaired” means, with respect to a Claim, Equity Interest, or Class of Claims or Equity Interests, “impaired” within the meaning of Sections 1123(a)(4) and 1124 of the Bankruptcy Code.

43.      “Initial Distribution Date” means the date on which the SM Liquidating Trust shall make its initial Distribution, which shall be a date selected by the Liquidating Trustee.

44.      “Intercompany Claims” means Claims held by a Debtor or Affiliate of the Debtors against another Debtor or Affiliate of the Debtors.

45.      “Intercompany Interest” means any equity security of a Debtor that is held by another Debtor, including (a) all issued, unissued, authorized or outstanding shares of stock together with any warrants, options or contractual rights to purchase or acquire such Equity Securities at any time and all rights arising with respect thereto and (b) partnership, limited liability company or similar interest in a Debtor.

46.      “Liquidating Trust Agreement” means that certain agreement establishing and delineating the terms and conditions of the SM Liquidating Trust, substantially in the form to be filed as part of the Plan Supplement.

47.      “Liquidating Trust Assets” means all assets of the Debtors as of the Effective Date, including, without limitation, (a) all Cash on hand, (b) all proceeds of the Sale, (c) all rights under (i) the Asset Purchase Agreement and any payments owing to the Debtors thereunder, (ii) the Sale Order, and (iii) any other order of the Bankruptcy Court, (d) any Tax Refund, (e) all Retained Causes of Action, (f) all interests in real property, (g) all proceeds of any of the foregoing and all proceeds of any of the foregoing received by any person or Entity on or after the Effective Date, and (h) all of the Debtors’ books and records.

48.      “Liquidating Trust Advisory Board” means those individuals appointed in accordance with the Liquidating Trust Agreement with the powers and responsibilities set forth in the Liquidating Trust Agreement.

49.      “Liquidating Trust Expenses” means the fees and expenses of the Liquidating Trustee and the Liquidating Trust Advisory Board, including, without limitation, professional fees and expenses incurred by professionals retained by the Liquidating Trust Advisory Board and/or the Liquidating Trustee, and other expenses payable by the SM Liquidating Trust under the Plan and the Liquidating Trust Agreement.

50.      “Liquidating Trust Fund” means the fund established pursuant to Article IV.B, among other things, to hold the Liquidating Trust Assets and make distributions on account of Claims in accordance with the terms of the Plan.

51.      “Liquidating Trustee” means the person appointed by the Debtors and Creditors’ Committee in accordance with the Liquidating Trust Agreement to administer the SM Liquidating Trust.

52.      “Purchaser” means SkyMall Holdings LLC, a Delaware limited liability company.

53.      “Petition Date” means January 22, 2015, the date on which the Debtors Filed the Chapter 11 Cases.

54.      “Plan Supplement” means the compilation of documents and forms of documents, schedules and exhibits to the Plan.

55.      “Plan” means this joint plan of liquidation under chapter 11 of the Bankruptcy Code, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, or herewith, as the case may be, and the Plan Supplement, which is incorporated herein by reference.

56.      “Priority Non-Tax Claims” means Claims entitled to priority in payment pursuant to Sections 507(a)(4), 507(a)(5), 507(a)(7), or 507(a)(9) of the Bankruptcy Code.

57.      “Priority Tax Claims” means Claims of governmental units of the kind specified in Section 507(a)(8) of the Bankruptcy Code.

58.      “Pro Rata” means the ratio of the amount of an Allowed Claim in a particular Class to the aggregate amount of all Allowed Claims in such Class.

59.      “Professional” means any person or Entity employed pursuant to a Final Order in accordance with Sections 327, 328 or 1103 of the Bankruptcy Code, and to be compensated for services rendered prior to and including the Effective Date pursuant to Sections 327, 328, 329, 330 or 331 of the Bankruptcy Code.

60.      “Professional Compensation” means the fees and expenses of Professionals (including, without limitation: (a) success fees allowed or awarded by a Final Order of the Bankruptcy Court or any other court of competent jurisdiction, and (b) fees or expenses allowed or awarded by a Final Order of the Bankruptcy Court or any other court of competent jurisdiction) for legal, financial advisory, accounting and other services and reimbursement of expenses that are awardable and allowable under Sections 328, 330(a), 331 or 503(b)(2-5) of the Bankruptcy Code.

61.      “Quarterly Distribution Date” means the first Business Day after the end of each quarterly calendar period (i.e., March 31, June 30, September 30 and December 31 of each calendar year).

62.      “Ratable Proportion” means, with reference to any Distribution on account of any Allowed Claim in any Class, the ratio (expressed as a percentage) that the amount of the Allowed Claim bears to the aggregate amount of all Allowed and Disputed Claims in that Class.

63.      “Record Date” means the record date for determining the entitlement of holders of Claims to receive Distributions under the Plan on account of Allowed Claims.  The Record Date shall be the date on which the Disclosure Statement Order is entered.

64.      “Releasees” means, collectively, the Debtors’ Representatives, officers and directors of the Debtors that served in such capacity at any time from and after the Petition Date, the Creditors’ Committee and the individual members thereof in their capacity as such, the Equity Committee and the individual members thereof in their capacity as such, and each of their respective Representatives.

65.      “Releasing Parties” means, collectively, holders of Claims voting to accept the Plan.

66.      “Representatives” means, with regard to any Entity, its officers, directors, employees, advisors, attorneys, professionals, accountants, investment bankers, financial advisors, consultants, agents and other representatives (including their respective officers, directors, employees, members and professionals).

67.      “Retained Causes of Action” mean all Causes of Action other than those Causes of Action that are released, compromised and/or settled pursuant to Article IX hereof.

68.      “Rule 2004 Orders” mean the Order Granting Application for Rule 2004 Examination and Production of Documents Directed to the Debtors (Docket No. 287) and any order entered by the Bankruptcy Court granting the Application for Rule 2004 Examination of Jahm Najafi, TNC Group, Inc., SMXE Lending, LLC, X Shares, LLC, and XSE, LLC (Docket No. 186) and/or the Application for Rule 2004 Examination of Connexions Loyalty, Inc. (Docket No. 187).

69.      “Sale” means the sale of certain assets by Debtor SkyMall, LLC to the Purchaser pursuant to the Asset Purchase Agreement and the Sale Order.

70.      “Sale Closing Date” means April 3, 2015.

71.      “Sale Order” means that certain Order Authorizing Sale of Certain Assets by Debtor SkyMall, LLC Free and Clear of Claims, Liens, Encumbrances and Other Interests, dated March 27, 2015 (Docket No. 316), which approved the Sale.

72.      “Schedules” mean the schedules of assets and liabilities, schedules of executory contracts and statements of financial affairs filed by each of the Debtors pursuant to Section 521 of the Bankruptcy Code on February 23, 2015, as amended, in part, on February 23, 2015, and as may be further amended.

73.      “Secured Claim” means a Claim that is secured (i) by a security interest or lien that is valid, perfected and enforceable under the Bankruptcy Code or applicable non-bankruptcy law or by reason of a Final Order; or (ii) as a result of rights of setoff under Section 553 of the Bankruptcy Code, but in any event only to the extent of the value, determined in accordance with Section 506(a) of the Bankruptcy Code, of the holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to such setoff, as the case may be.

74.      “SM Liquidating Trust” means the Entity described in Article IV.B that will succeed to all of the assets and liabilities of the Estates, subject to the terms of the Plan, as of the Effective Date.

75.      “U.S. Trustee” means the United States Trustee appointed under Section 591 of title 28 of the United States Code to serve in the District of Arizona.

76.      “Unimpaired” means, with respect to a Claim, Equity Interest, or Class of Claims or Equity Interests, not “impaired” within the meaning of Sections 1123(a)(4) and 1124 of the Bankruptcy Code.

B.	Rules of Interpretation

1.      For purposes herein: iii) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neutral gender shall include the masculine, feminine and the neutral gender; iv) any reference herein to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; v) any reference herein to an existing document or exhibit having been filed or to be filed shall mean that document or exhibit, as it may thereafter be amended, modified or supplemented; vi) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; vii) the words ‘‘herein,’’ “hereof” and ‘‘hereto’’ refer to the Plan in its entirety rather than to a particular portion of the Plan; viii) captions and headings of Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; ix) the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply; and x) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

2.      The provisions of Fed. R. Bankr. P. 9006(a) shall apply in computing any period of time prescribed or allowed hereby.

3.      All references herein to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

C.	Exhibits

The Plan Supplement shall be filed with the Clerk of the Bankruptcy Court not later than ten (10) days prior to the deadline to vote to accept or reject the Plan.  Such exhibits may be inspected in the office of the Clerk of the Bankruptcy Court during normal hours of operation of the Bankruptcy Court.  Holders of Claims or Equity Interests may also obtain a copy of such exhibits, once filed, from the Debtors by a written request sent to the following address:

Quarles & Brady LLP
One Renaissance Square
Two N. Central Avenue
Phoenix, AZ 85004-2391
Attn: Jason Curry

ARTICLE II.

ADMINISTRATIVE AND PRIORITY CLAIMS

A.	Administrative Claims

Subject to the provisions of Sections 328, 330(a) and 331 of the Bankruptcy Code, the SM Liquidating Trust shall pay each holder of an Allowed Administrative Claim the full unpaid amount of such Allowed Administrative Claim in Cash:  (i) on the Effective Date or as soon as practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as practicable thereafter); (ii) if such Claim is Allowed after the Effective Date, on the date such Claim is Allowed or as soon as practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due); (iii) at such time and upon such terms as may be agreed upon by such holder and the Debtors; or (iv) at such time and upon such terms as set forth in an order of the Bankruptcy Court; provided, however, that Administrative Claims do not include Administrative Claims Filed after the Administrative Bar Date or Administrative Claims Filed or asserted pursuant to Section 503(b)(9) after the General Bar Date.

1.      Professional Compensation and Reimbursement Claims

The Bankruptcy Court shall fix in the Confirmation Order the date that is forty-five (45) days after the Effective Date for filing of, and a subsequent date to hear and determine, all applications for final allowances of Professional Compensation under Sections 328, 330(a) and 331 of the Bankruptcy Code or applications for allowance of Administrative Claims arising under Sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(6) of the Bankruptcy Code.  Notwithstanding any other provision of this Plan, the SM Liquidating Trust shall  pay Allowed Administrative Claims for Professional Compensation in full and in Cash within fifteen (15) days after entry of a final Order approving such Professional Compensation (unless the holder of any such Allowed Claim agrees to a different treatment).

B.	Priority Tax Claims

Except to the extent that a holder of an Allowed Priority Tax Claim against a Debtor agrees to a different treatment, the SM Liquidating Trust shall pay each holder of an Allowed Priority Tax Claim the full unpaid amount of such Allowed Priority Tax Claim under one of the following options (at the SM Liquidating Trust's sole and exclusive election): (i) payment on the Effective Date, (ii) payment on the date such Allowed Priority Tax Claim becomes an Allowed Claim, (iii) payment on the date such Allowed Priority Tax Claim is payable under applicable non-bankruptcy law, or (iv) payment within the time specified under Bankruptcy Code §1129(a)(9).

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

A.	Summary

1.      Except for Administrative Claims and Priority Tax Claims, all Claims against and Equity Interests in a particular Debtor are placed in Classes.  In accordance with Section 1123(a)(1) of the Bankruptcy Code, the Debtors have not classified Administrative Claims and Priority Tax Claims, as described in Article II.

2.      The following table classifies Claims against and Equity Interests in each Debtor for all purposes, including voting, confirmation and Distributions pursuant hereto and pursuant to Sections 1122 and 1123(a)(1) of the Bankruptcy Code.  The Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class.  A Claim or Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

3.           Summary of Classification and Treatment of Classified Claims and Equity Interests

Class	Claim	Status	Voting Rights

1	Secured Claims	Unimpaired	Deemed to Accept
2	Priority Non-Tax Claims	Unimpaired	Deemed to Accept
3	General Unsecured Claims	Impaired	Entitled to Vote
4	Equity Interests	Impaired	Deemed to Reject

B.	Classification and Treatment of Claims and Equity Interests

1.      Secured Claims (Class 1)

(a)      Classification:  Class 1 consists of Secured Claims.

(b)      Treatment: On or as soon as practicable after the Effective Date, the SM Liquidating Trust shall pay each holder of an Allowed Secured Claim, at the SM Liquidating Trust’s sole and exclusive election, in full and final satisfaction of such Allowed Secured Claim, except to the extent any holder of an Allowed Secured Claim agrees to a different treatment, either:

(i)           The collateral securing such Allowed Secured Claim; or

(ii)           Cash in an amount equal to the value of the applicable Estate's interest in such collateral.

To the extent that the SM Liquidating Trust elects to pay the holder of an Allowed Secured Claim with the collateral securing such Allowed Secured Claim, the SM Liquidating Trust shall inform the holder of such Allowed Secured Claim of such election in writing and the SM Liquidating Trust shall adjust the Claims Register accordingly without the requirement to obtain any further order of the Court.

(c)      Voting:  Class 1 is Unimpaired.  Holders of Secured Claims are conclusively deemed to have accepted the Plan and, therefore, are not entitled to vote on the Plan.

2.      Priority Non-Tax Claims (Class 2)

(a)      Classification:  Class 2 consists of Priority Non-Tax Claims.

(b)      Treatment:  Unless otherwise mutually agreed upon by the holder of an Allowed Priority Non-Tax Claim and the SM Liquidating Trust, on the later of the Effective Date and the date such Allowed Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, the SM Liquidating Trust shall pay to each holder of an Allowed Priority Non-Tax Claim, in Cash, the full amount of such Allowed Priority Non-Tax Claim, in full satisfaction, settlement, release and discharge of, such Allowed Priority Non-Tax Claim.

(c)      Voting:  Class 2 is Unimpaired.  Holders of Priority Non-Tax Claims are conclusively deemed to have accepted the Plan and, therefore, are not entitled to vote on the Plan.

3.      General Unsecured Claims (Class 3)

(a)      Classification:  Class 3 consists of General Unsecured Claims.

(b)      Treatment:  On or as soon as practicable after the Initial Distribution Date or any subsequent distribution date, the SM Liquidating Trust shall pay each holder of an Allowed General Unsecured Claim, in full and final satisfaction of such Allowed General Unsecured Claim, its Pro Rata share of the Liquidating Trust Fund (after the payment in full of all Liquidating Trust Expenses, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, and Allowed Priority Non-Tax Claims).

(c)      Voting:  Class 3 is Impaired, and holders of General Unsecured Claims are entitled to vote to accept or reject the Plan.

4.      Equity Interests (Class 4)

(a)      Classification: Class 4 consists of Equity Interests.

(b)      Treatment: All Class 4 Allowed Equity Interests shall be cancelled upon the occurrence of the Effective Date.  Holders of Allowed Equity Interests shall receive in full, complete and final satisfaction of each such Allowed Equity Interest its Pro Rata Share of the remaining net distributable proceeds from the Liquidating Trust Fund, if any, realized by the SM Liquidating Trust after the payment in full of all Liquidating Trust Expenses, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, Allowed Priority Non-Tax Claims, and all Allowed General Unsecured Claims, with interest accrued from and after the Petition Date.

(c)      Voting: Class 4 is Impaired, and holders of Equity Interests conclusively are deemed to reject the Plan and, therefore, are not entitled to vote on the Plan.

C.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the SM Liquidating Trust’s right to object to any Unimpaired Claim, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim(s).

D.	Non-Consensual Confirmation

The Debtors reserve the right to seek confirmation of the Plan under Section 1129(b) of the Bankruptcy Code.  To the extent that any Class votes to reject the Plan, the Debtors further reserve the right to modify the Plan in accordance with Article XI.C.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Appointment of the Liquidating Trustee and the Liquidating Trust Advisory Board

1.      Prior to the filing of the Plan Supplement, (i) the Creditors’ Committee, in consultation with the Debtors, shall appoint the Liquidating Trustee and appoint two (2) members of the Liquidating Trust Advisory Board consisting of holders of General Unsecured Claims, and (ii) the Equity Committee, in consultation with the Debtors, shall appoint one (1) member of the Liquidating Trust Advisory Board, consisting of a restricted equity security holder of Xhibit Corp.  The Creditors’ Committee’s Professionals may be retained by the Liquidating Trust Advisory Board and/or the Liquidating Trustee, without further need for documentation or Bankruptcy Court approval, on the same terms and conditions in effect prior to the Effective Date.  All fees and expenses incurred by the professionals retained by the Liquidating Trust Advisory Board and/or the Liquidating Trustee following the Effective Date shall be paid by the SM Liquidating Trust from the Liquidating Trust Assets (after payment in full of all Allowed Administrative Claims) in accordance with the Liquidating Trust Agreement.  Professionals retained by individual Committee members of the Liquidating Trust Advisory Board shall not be paid by the SM Liquidating Trust.

2.      The Liquidating Trustee shall serve at the direction of the Liquidating Trust Advisory Board and in accordance with the Liquidating Trust Agreement and the Plan, provided, however, the Liquidating Trust Advisory Board may not direct the Liquidating Trustee or the members of the Liquidating Trust Advisory Board to act inconsistently with their duties under the Liquidating Trust Agreement and the Plan.  The Liquidating Trust Advisory Board may replace the Liquidating Trustee in accordance with the provisions of the Liquidating Trust Agreement.

B.	The SM Liquidating Trust

1.      Formation of the SM Liquidating Trust

On the Effective Date, the SM Liquidating Trust shall be established pursuant to the Liquidating Trust Agreement for the purpose of, inter alia, (a) administering the Liquidating Trust Fund, (b) prosecuting and/or resolving all Disputed Claims, (c) investigating and pursuing the Retained Causes of Action, and (d) making all Distributions to the Beneficiaries provided for under the Plan. The SM Liquidating Trust is intended to qualify as a liquidating trust pursuant to United States Treasury Regulation Article 301.7701-4(d).

2.      Funding of the SM Liquidating Trust

On the Effective Date, the Liquidating Trust Fund shall vest automatically in the SM Liquidating Trust.  The Plan shall be considered a motion pursuant to Sections 105, 363 and 365 of the Bankruptcy Code for such relief.  The transfer of the Liquidating Trust Fund to the SM Liquidating Trust shall be made for the benefit and on behalf of the Beneficiaries.  The assets comprising the Liquidating Trust Fund will be treated for tax purposes as being transferred by the Debtors to the Beneficiaries pursuant to the Plan in exchange for their Allowed Claims and Equity Interests and then by the Beneficiaries to the SM Liquidating Trust in exchange for the beneficial interests in the SM Liquidating Trust.  The Beneficiaries shall be treated as the grantors and owners of the SM Liquidating Trust.  Upon the transfer of the Liquidating Trust Fund, the SM Liquidating Trust shall succeed to all of the Debtors’ rights, title and interest in the Liquidating Trust Fund, and the Debtors will have no further interest in or with respect to the Liquidating Trust Fund.

Except to the extent definitive guidance from the IRS or a court of competent jurisdiction (including the issuance of applicable Treasury Regulations, the receipt by the Liquidation Trustee of a private letter ruling if the Liquidating Trustee so requests one) indicates that such valuation is not necessary to maintain the treatment of the Liquidation Trust as a liquidating trust for purposes of the Internal Revenue Code and applicable Treasury Regulations, as soon as possible after the Effective Date, but in no event later than sixty (60) days thereafter, (i) the Liquidating Trustee shall make a good faith valuation of the Liquidation Trust Assets, and (ii) the Liquidating Trustee shall establish appropriate means to apprise the Beneficiaries of such valuation.  The valuation shall be used consistently by all parties (including, without limitation, the Debtors, the SM Liquidating Trust, the Beneficiaries and the Liquidating Trust Advisory Board) for all federal income tax purposes.  The Liquidating Trustee also shall file (or cause to be filed) any other statements, returns, or disclosures relating to the Liquidating Trust that are required by any governmental unit.

C.	Rights and Powers of the Liquidating Trustee

The Liquidating Trustee shall be deemed the Estates’ representative in accordance with Section 1123 of the Bankruptcy Code and shall have all the rights and powers set forth in the Liquidating Trust Agreement, including, without limitation, the powers of a trustee under Sections 704 and 1106 of the Bankruptcy Code and Rule 2004 of the Bankruptcy Rules to act on behalf of the SM Liquidating Trust.  Without limiting the foregoing, the Liquidating Trustee will have the right to, among other things, (1) effect all actions and execute all agreements, instruments and other documents necessary to implement the provisions of the Plan and the Liquidating Trust Agreement; (2) liquidate the assets transferred to the Liquidating Trust Fund on the Effective Date; (3) investigate, prosecute, settle, abandon or compromise any Retained Causes of Action; (4) make Distributions as contemplated hereby, (5) establish and administer any necessary reserves for Disputed Claims that may be required; (6) object to the Disputed Claims and prosecute, settle, compromise, withdraw or resolve in any manner approved by the Bankruptcy Court such objections; (7) assert or waive any attorney-client privilege on behalf of the Debtors and their Estates with regard to acts or events during time periods prior to the Petition Date; and (8) employ and compensate professionals and other agents, including, without limitation, existing Professionals employed by the Debtors or the Creditors’ Committee in accordance with the Liquidating Trust Agreement or the Plan, provided, however, that any such compensation shall be made only out of the Liquidating Trust Fund, to the extent not inconsistent with the status of the SM Liquidating Trust as a liquidating trust within the meaning of Treas. Reg. § 301.7701-4(d) for federal income tax purposes.

D.	Fees and Expenses of the SM Liquidating Trust

Subject to payment in full of all Allowed Administrative Claims, and except as otherwise ordered by the Bankruptcy Court, the Liquidating Trust Expenses on or after the Effective Date shall be paid in accordance with the Liquidating Trust Agreement without further order of the Bankruptcy Court.

E.	Semi-Annual Reports to Be Filed by the SM Liquidating Trust

The SM Liquidating Trust shall File semi-annual reports regarding the liquidation or other administration of property comprising the Liquidating Trust Fund, the Distributions made by it and other matters required to be included in such report in accordance with the Liquidating Trust Agreement.  (Beneficiaries may request copies of the semi-annual reports from the Liquidating Trustee.)  In addition, the SM Liquidating Trust will file tax returns as a grantor trust pursuant to United States Treasury Regulation Article 1.671-4(a).

From and after the Effective Date, neither the Liquidating Trustee nor the Debtors will have any obligation to file any reports with the SEC or otherwise comply with SEC reporting requirements or FINRA rules in relation to Xhibit (particularly given that all equity interests in Xhibit will be cancelled as of the Effective Date).

F.	Directors and Officers of the Debtors

The Debtors shall retain or employ at least one acting officer for the purposes of complying with the provisions of this Plan at the expense of the SM Liquidating Trust.  Any employee, officer or director not expressly retained on the Effective Date, shall be deemed to have been removed without cause effective as of the Effective Date.  The authority, power, and incumbency of such directors and officers shall be terminated, and they shall be released and discharged from all further duties, responsibilities, and obligations relating to and arising from the Chapter 11 Cases.  The SM Liquidating Trust may retain any of the Debtors' officers or employees from and after the Effective Date to provide services deemed necessary and appropriate by the Liquidating Trustee under terms acceptable to the Liquidating Trustee.

From and after the Effective Date, the Debtors may take actions relating to the final approval of Professional Compensation and any other actions necessary for implementation of the Plan.  All fees and expenses incurred by the Debtors' Professionals following the Effective Date shall be paid by the SM Liquidating Trust without further order of the Bankruptcy Court (unless disputed by the Liquidating Trustee, in which case such dispute will be presented to the Bankruptcy Court for resolution).

In addition, the SM Liquidating Trust will file tax returns as a grantor trust pursuant to United States Treasury Regulation Article 1.671-4(a).

The Debtors do not anticipate maintaining the Xhibit corporate shell or the other Debtor entities after the actions describe above have been concluded.  The Debtors will dissolve the Debtor entities in due course thereafter.

G.	Assets, Books and Records of the Debtors

On the Effective Date, each Debtor shall be deemed to have assigned, transferred and distributed to the SM Liquidating Trust the Liquidating Trust Assets, including all of the Debtors’ books and records.  For purposes of this Article, books and records include computer generated or computer maintained books and records and computer data, as well as electronically generated or maintained books and records or data, along with books and records of any Debtor maintained by or in the possession of third parties, wherever located.  Notwithstanding the foregoing, the Debtors shall retain full access rights to books and records as necessary to perform post-Effective Date activities of the Debtors as provided in the Plan.

H.	Operations of the Debtors Between the Confirmation Date and the Effective Date

The Debtors shall continue to operate as Debtors in Possession during the period from the Confirmation Date through and until the Effective Date.

I.	Establishment of the Administrative Bar Date

1.      The Plan establishes the Administrative Bar Date, which will be approved by the Bankruptcy Court pursuant to the Confirmation Order.

2.      Except as otherwise provided in Article IV.I.4 hereof (with respect to Claims for Professional Compensation), on or before 5:00 p.m., prevailing Arizona time, on the Administrative Bar Date, each holder of an Administrative Claim (other than Administrative Claims barred pursuant to the General Bar Date Order) shall File with the Bankruptcy Court a request for payment of Administrative Claim.

3.      The request for payment of an Administrative Claim will be timely Filed only if it is actually received by the Bankruptcy Court by 5:00 p.m., prevailing Arizona Time, on the Administrative Bar Date.

4.      Notwithstanding anything in this Article IV.I.2 of the Plan, Professionals shall not be required to file a request for payment of any Administrative Claim for Professional Compensation on or before the Administrative Bar Date as such Professionals will instead file final fee applications as required by the Bankruptcy Code, Bankruptcy Rules and the Confirmation Order.

J.	Term of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases pursuant to Sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Chapter 11 Cases are closed.

K.	Cancellation of Equity Interests

1.      On the Effective Date, except to the extent otherwise provided herein, all notes, stock, instruments, certificates and other documents evidencing the Equity Interests shall be deemed automatically cancelled and shall be of no further force, whether surrendered for cancellation or otherwise, and the obligations of the Debtors thereunder or in any way related thereto, including any obligation of the Debtors to pay any franchise or similar type taxes on account of such Equity Interests, shall be discharged, provided, however, that, in accordance with Article III.B.4, each holder of an Allowed Equity Interest shall receive its Pro Rata Share of the remaining net distributable proceeds, if any, realized by the SM Liquidating Trust after the payment in full of all Liquidating Trust Expenses, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, Allowed Priority Non-Tax Claims, and all Allowed General Unsecured Claims, with interest accrued from and after the Petition Date.

2.      On the Effective Date, except to the extent otherwise provided herein, any indenture relating to any of the foregoing shall be deemed automatically cancelled, as permitted by Section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder shall be discharged.

L.	Equity Committee

As of the Effective Date, the Equity Committee shall dissolve, and its members shall be released and discharged from all further authority, duties, responsibilities and obligations relating to and arising from the Chapter 11 Cases.  The retention and employment of the Professionals retained by the Equity Committee shall terminate as of the Effective Date, provided, however, that the Equity Committee shall exist, and its Professionals shall be retained, after such date solely with respect to applications Filed pursuant to Sections 328, 330 and 331 of the Bankruptcy Code.

M.	Creditors’ Committee

As of the Effective Date, the Creditors’ Committee shall dissolve, and its members shall be released and discharged from all further authority, duties, responsibilities and obligations relating to and arising from the Chapter 11 Cases.  The retention and employment of the Professionals retained by the Creditors’ Committee shall terminate as of the Effective Date, provided, however, that the Creditors’ Committee shall exist, and its Professionals shall be retained, after such date with respect to applications Filed pursuant to Sections 328, 330 and 331 of the Bankruptcy Code and motions seeking the enforcement of the provisions of the Plan or the Confirmation Order.

N.	Transfer of Beneficial Interests in SM Liquidating Trust

Beneficial interests in the SM Liquidating Trust shall be nontransferable except upon death of the interest holder or by operation of law.  The SM Liquidating Trust shall not have any obligation to recognize any transfer of Claims or Equity Interests occurring after the Record Date.

ARTICLE V.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distribution Dates

The SM Liquidating Trust shall make Distributions to holders of Claims (and, if all Claims are paid in full, Equity Interests) as provided in Articles II and III of the Plan.  Subject to the terms of the Liquidating Trust Agreement, the Liquidating Trustee may, in its sole discretion, make a full or partial Pro Rata Distribution to holders of Class 3 General Unsecured Claims on the Initial Distribution Date and/or a Quarterly Distribution Date.

B.	Disputed Reserves

1.      Establishment of Disputed Reserves

On the Initial Distribution Date and/or Quarterly Distribution Dates on which Distributions are made, the SM Liquidating Trust shall establish a separate Disputed Reserve for Disputed Claims, each of which Disputed Reserves shall be administered by the SM Liquidating Trust. The SM Liquidating Trust shall reserve in Cash or other property, for Distribution on account of each Disputed Claim, the full amount of the Distribution that would have been made with respect to such Disputed Claim if it was then an Allowed Claim (or with respect to such lesser amount as may be estimated by the Bankruptcy Court in accordance with Article VI.D hereof).

2.       Maintenance of Disputed Reserves

The SM Liquidating Trust shall hold property in the Disputed Reserves in trust for the benefit of the holders of Claims ultimately determined to be Allowed.  Each Disputed Reserve shall be closed and extinguished by the SM Liquidating Trust when all Distributions and other dispositions of Cash or other property required to be made hereunder will have been made in accordance with the terms of the Plan.  Upon closure of a Disputed Reserve, all Cash (including any Cash Investment Yield) or other property held in that Disputed Reserve shall revest in and become unrestricted property of the SM Liquidating Trust.  All funds or other property that vest or revest in the SM Liquidating Trust pursuant to this paragraph shall be (a) used to pay the fees and expenses of the SM Liquidating Trust as and to the extent set forth in the Liquidating Trust Agreement, and (b) thereafter distributed on a Pro Rata basis to holders of Allowed Claims.

C.	Quarterly Distributions

Any Distribution that is not made on the Initial Distribution Date or on any other date specified herein because the Claim that would have been entitled to receive that Distribution is not an Allowed Claim on such date, shall be held by the SM Liquidating Trust in a Disputed Reserve pursuant to Article V.B and Distributed (in full, in the case of Administrative Expense Claims, Priority Tax Claims or Priority Non-Tax Claims; and up to its Ratable Proportion with respect to the General Unsecured Claims in Class 3) on the first Quarterly Distribution Date after such Claim is Allowed.  No interest shall accrue or be paid on the unpaid amount of any Distribution paid on a Quarterly Distribution Date in accordance with this Article V.C.

D.	Record Date for Distributions

Except as otherwise provided in a Final Order of the Court, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Record Date will be treated as the holders of those Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to the transfer may not have expired by the Record Date.  The SM Liquidating Trust shall have no obligation to recognize any transfer of any Claim occurring after the Record Date.  In making any Distribution with respect to any Claim, the SM Liquidating Trust shall be entitled instead to recognize and deal with, for all purposes hereunder, only the Entity that is listed on the proof of Claim Filed with respect thereto or on the Schedules as the holder thereof as of the close of business on the Record Date and upon such other evidence or record of transfer or assignment that are known to the SM Liquidating Trust as of the Record Date.

Similarly, the holders of Equity Interests will be determined as of the Record Date (based on the proofs of interest filed with the Court).  The SM Liquidating Trust shall have no obligation to recognize any transfer of any Equity Interest occurring after the Record Date.  In making any Distribution with respect to any Equity Interest, the SM Liquidating Trust shall be entitled to recognize and deal with, for all purposes hereunder, only the Entity that is listed on the proof of interest Filed with respect thereto as of the close of business on the Record Date and upon such other evidence or record of transfer or assignment that is known to the SM Liquidating Trust as of the Record Date.

E.	Delivery of Distributions

1.      General Provisions; Undeliverable Distributions

Subject to Bankruptcy Rule 9010 and except as otherwise provided herein, Distributions to the holders of Allowed Claims shall be made by the SM Liquidating Trust at (a) the address of each holder as set forth in the Schedules, unless superseded by the address set forth on proofs of Claim Filed by such holder or (b) the last known address of such holder if no proof of Claim is Filed or if the Debtors have been notified in writing of a change of address.  If any Distribution is returned as undeliverable, the SM Liquidating Trust may, in its discretion, make reasonable efforts to determine the current address of the holder of the Claim with respect to which the Distribution was made as the SM Liquidating Trust deems appropriate, but no Distribution to any such holder shall be made unless and until the SM Liquidating Trust has determined the then-current address of such holder, at which time the Distribution to such holder shall be made to the holder without interest.  Amounts in respect of any undeliverable Distributions made by the SM Liquidating Trust shall be returned to, and held in trust by, the SM Liquidating Trust until the Distributions are claimed or are deemed to be unclaimed property under Section 347(b) of the Bankruptcy Code, as set forth below in Article V.E.3.  The SM Liquidating Trust shall have the discretion to determine how to make Distributions in the most efficient and cost-effective manner possible; provided, however, that its discretion may not be exercised in a manner inconsistent with any express requirements of the Plan or the Liquidating Trust Agreement.  On or about the time that the final Distribution is made, the Liquidating Trustee may make a charitable donation with undistributed funds if, in the reasonable judgment of the Liquidating Trustee, the cost of calculating and making the final Distribution of the remaining funds is excessive in relation to the benefits to the holders of Claims or Equity Interests who would otherwise be entitled to such Distributions, and such charitable donation is provided to an entity not otherwise related to the Debtors or the Liquidating Trustee.

2.      Minimum Distributions

Notwithstanding anything herein to the contrary, if a Distribution to be made to a holder of an Allowed Claim or Equity Interest on the Initial Distribution Date or any subsequent date for Distributions would be $50 or less in the aggregate, no such Distribution will be made to that holder unless a request therefor is made in writing to the Liquidating Trustee no later than twenty (20) days after the Effective Date.

3.      Unclaimed Property

Except with respect to property not Distributed because it is being held in a Disputed Reserve, Distributions that are not claimed by the later of the expiration of six (6) months from the Effective Date or ninety (90) days after the date of a Distribution shall be deemed to be unclaimed property under Section 347(b) of the Bankruptcy Code and shall vest or revest in the SM Liquidating Trust, and the Claims or Equity Interests with respect to which those Distributions are made shall be automatically cancelled.  After the expiration of that period, the claim of any Entity to those Distributions shall be discharged and forever barred.  Nothing contained in the Plan shall require the SM Liquidating Trust to attempt to locate any holder of an Allowed Claim.  All funds or other property that vests or revests in the SM Liquidating Trust pursuant to this Article shall be distributed by the Liquidating Trustee to the other holders of Allowed Claims or Equity Interests in accordance with the provisions of the Plan or the Liquidating Trust Agreement.

F.	Surrender of Cancelled Instruments and Securities

1.      Generally

Except as set forth in Article V.G hereof, as a condition precedent to receiving any Distribution hereunder on account of an Allowed Claim or Equity Interest evidenced by instruments, securities or other documentation cancelled pursuant to Article IV.K hereof, the holder of such Claim or Equity Interest shall tender such instrument, security or other documentation evidencing such Claim to the SM Liquidating Trust (except as set forth in Article V.G hereof).  Any Distributions pursuant to the Plan on account of any Claim evidenced by such instruments, securities or other documentation shall, pending such surrender, be treated as an undeliverable Distribution in accordance with Article V.E hereof.

2.      Failure to Surrender Cancelled Instruments

If any holder of an Allowed Claim or Equity Interest evidenced by instruments, securities or other documentation cancelled pursuant to Article IV.K hereof fails to surrender such instrument, security or other documentation or comply with the provisions of Article V.F.1 hereof within six (6) months after the Effective Date, its Claim for a Distribution under the Plan on account of such instrument, security or other documentation shall be discharged, and such holder shall be forever barred from asserting such Claim against the SM Liquidating Trust or its property. In such case, any property held on account of such Claim shall be disposed of pursuant to the provisions set forth in Article V.E.3 hereof.

G.	Lost, Stolen, Mutilated or Destroyed Instrument or Security

Any holder of an Allowed Claim evidenced by instruments, securities or other documentation cancelled pursuant to Article IV.K hereof that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such instrument, security or documentation: (a) deliver to the SM Liquidating Trust (i) an affidavit of loss reasonably satisfactory to the Liquidating Trustee setting forth the unavailability of such instrument, security or other documentation and (ii) such additional security or indemnity as may reasonably be requested by the Liquidating Trustee to hold the SM Liquidating Trust harmless from any damages, liabilities or costs incurred in treating such Entity as a holder of an Allowed Claim and (b) satisfy any other requirement under any other relevant document. Upon compliance with this Article V.G by a holder of an Allowed Claim evidenced by such instrument, security or other documentation, such holder shall, for all purposes under the Plan, be deemed to have surrendered such instrument, security or other documentation.

H.	Manner of Cash Payments Under the Plan or the Liquidating Trust Agreement

Cash payments made pursuant to the Plan or the Liquidating Trust Agreement shall be in United States dollars by checks drawn on a domestic bank selected by the SM Liquidating Trust or by wire transfer from a domestic bank, at the option of the SM Liquidating Trust.

I.	Time Bar to Cash Payments by Check

Checks issued by the SM Liquidating Trust on account of Allowed Claims shall be null and void if not negotiated within 90 days after the date of issuance thereof.  Requests for the reissuance of any check that becomes null and void pursuant to this Article V.I. shall be made directly to the Liquidating Trustee by the holder of the Allowed Claim to whom the check was originally issued.  Any Claim in respect of such voided check shall be made in writing on or before the later of six (6) months from the Effective Date or ninety (90) days after the date of issuance thereof.  After that date, all Claims in respect of void checks shall be discharged and forever barred and the proceeds of those checks shall revest in and become the property of the SM Liquidating Trust as unclaimed property in accordance with Section 347(b) of the Bankruptcy Code and be distributed as provided in Article V.E.3.

J.	Limitations on Funding of Disputed Reserves

Except as expressly set forth in the Plan, neither the Debtors nor the Liquidating Trustee shall have any duty to fund the Disputed Reserves.

K.	Compliance with Tax Requirements

In connection with making Distributions under this Plan, to the extent applicable, the SM Liquidating Trust shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all Distributions pursuant to this Plan shall be subject to such withholding and reporting requirements.  The SM Liquidating Trust may withhold the entire Distribution due to any holder of an Allowed Claim until such time as such holder provides the necessary information to comply with any withholding requirements of any governmental unit.  Any property so withheld will then be paid by the Liquidating Trustee to the appropriate authority.  If the holder of an Allowed Claim fails to provide the information necessary to comply with any withholding requirements of any governmental unit within six months from the date of first notification to the holder of the need for such information or for the Cash necessary to comply with any applicable withholding requirements, then such holder's Distribution shall be treated as an undeliverable Distribution in accordance with Article V.E.1.

L.	No Payments of Fractional Dollars

Notwithstanding any other provision of the Plan to the contrary, no payment of fractional dollars shall be made pursuant to the Plan. Whenever any payment of a fraction of a dollar under the Plan would otherwise be required, the actual Distribution made shall reflect a rounding down of such fraction to the nearest whole dollar.

M.	Setoff and Recoupment

The SM Liquidating Trust may, but shall not be required to, setoff against, or recoup from, any Claim and the Distributions to be made pursuant to the Plan in respect thereof, any claims or defenses of any nature whatsoever that any of the Debtors, the Estates or the SM Liquidating Trust may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors, the Estates or the SM Liquidating Trust of any right of setoff or recoupment that any of them may have against the holder of any Claim.

ARTICLE VI.

DISPUTED CLAIMS

A.	No Distribution Pending Allowance

Notwithstanding any other provision of the Plan, the Liquidating Trustee shall not Distribute any Cash or other property on account of any Disputed Claim unless and until such Claim becomes Allowed.  Nothing contained herein, however, shall be construed to prohibit or require payment or distribution on account of any undisputed portion of a Claim.  Nothing herein shall preclude the Liquidating Trustee from making Distributions on account of the undisputed portions of Disputed Claims.

B.	Resolution of Disputed Claims and Equity Interests

Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, the Liquidating Trustee shall have the right to the exclusion of all others (except as to the Professionals’ applications for allowances of compensation and reimbursement of expenses under Sections 330 and 503 of the Bankruptcy Code) to make, File, prosecute, settle, compromise, withdraw or resolve objections to Claims or Equity Interests.  The costs of pursuing the objections to Claims and Equity Interests shall be borne by the SM Liquidating Trust.  From and after the Confirmation Date, all objections with respect to Disputed Claims and disputed Equity Interests shall be litigated to a Final Order except to the extent, subject to the approval of the Liquidation Trust Advisory Board in accordance with the terms of the Liquidation Trust Agreement, the Liquidation Trustee elects to withdraw any such objection or the Liquidating Trustee and the claimant elect to compromise, settle or otherwise resolve any such objection, in which event they may settle, compromise or otherwise resolve any Disputed Claim or disputed Equity Interessts without approval of the Bankruptcy Court.

C.	Objection Deadline

All objections to Disputed Claims shall be Filed and served upon the holders of each such Claim not later than six (6) months after the Effective Date, unless otherwise ordered by the Bankruptcy Court after notice and a hearing.

If and when the Liquidating Trustee ever determines that there is likely to be remaining net distributable proceeds realized by the SM Liquidating Trust after the payment in full of all Liquidating Trust Expenses, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, Allowed Priority Non-Tax Claims, and all Allowed General Unsecured Claims, with interest accrued from and after the Petition Date, the Liquidating Trustee will file a notice to this effect with the Bankruptcy Court.  All objections to disputed Equity Interests shall be Filed and served upon the holders of each such Equity Interest not later than three (3) months after the date the notice is Filed, unless otherwise ordered by the Bankruptcy Court after notice and a hearing.

D.	Estimation of Claims

At any time, (a) prior to the Effective Date, the Debtors, and (b) subsequent to the Effective Date, the Liquidating Trustee, may request that the Bankruptcy Court estimate any contingent or unliquidated Claim to the extent permitted by Section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the SM Liquidating Trust have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall have jurisdiction to estimate any Claim at any time during litigation concerning any objection to such Claim, including during the pendency of any appeal relating to any such objection.  If the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on the Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the Claim, the Debtors or the SM Liquidating Trust, as applicable, may elect to pursue supplemental proceedings to object to the ultimate allowance of the Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Court.

E.	Disallowance of Claims

1.      Except as otherwise agreed, any and all proofs of Claim Filed after the General Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice or action, order or approval of the Bankruptcy Court, and holders of such Claims may not receive any Distributions on account of such Claims, unless on or before the Confirmation Date the Bankruptcy Court has entered an order deeming such Claim to be timely filed, provided, however, that such Claims shall be deemed Allowed (unless Disputed) after the payment in full of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, Allowed Priority Non-Tax Claims, and all Allowed General Unsecured Claims, with interest accrued from and after the Petition Date.  For the avoidance of doubt, holders of Equity Interests shall not be paid from the Liquidating Trust Fund unless and until the full payment of all Allowed Claims for which a proof of Claim was Filed after the General Bar Date.

2.      Any Claims held by Entities from which property is recoverable under Section 542, 543, 550 or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under Section 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) of the Bankruptcy Code, provided that such Cause of Action is a Retained Cause of Action, shall be deemed disallowed pursuant to Section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors.

F.	Adjustment Without Objection

Any Claim or Equity Interest that has been paid or satisfied, or any Claim or Equity Interest that has been amended or superseded, may be adjusted or expunged on the Claims Register at the direction of the Debtors or the Liquidating Trustee, as applicable, without a Claims objection having to be Filed and without any further notice to or action, order or approval of the Bankruptcy Court.

EXCEPT AS PROVIDED HEREIN OR OTHERWISE AGREED, ANY AND ALL PROOFS OF CLAIM FILED AFTER THE GENERAL BAR DATE SHALL BE DEEMED DISALLOWED AND EXPUNGED AS OF THE EFFECTIVE DATE WITHOUT ANY FURTHER NOTICE TO OR ACTION ORDER OR APPROVAL OF THE BANKRUPTCY COURT, AND HOLDERS OF SUCH CLAIMS MAY NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH CLAIMS, UNLESS ON OR BEFORE THE CONFIRMATION HEARING SUCH LATE CLAIM HAS BEEN DEEMED TIMELY FILED BY A FINAL ORDER.

ARTICLE VII.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, except for the executory contracts and unexpired leases listed on Exhibit II, if any, and except to the extent that a Debtor either previously has assumed, assumed and assigned or rejected an executory contract or unexpired lease by an order of the Bankruptcy Court or has filed a motion to assume or assume and assign an executory contract or unexpired lease prior to the Effective Date, each executory contract and unexpired lease entered into by a Debtor prior to the Petition Date that has not previously expired or terminated pursuant to its own terms will be rejected pursuant to section 365 of the Bankruptcy Code.  Each such contract and lease will be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease.  The entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of any such rejections effective as of the Effective Date  pursuant to Sections 365(a) and 1123 of the Bankruptcy Code and that the rejection thereof is in the best interest of the Debtors, their Estates and all parties in interest in the Chapter 11 Cases.

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

Claims created by the rejection of executory contracts and unexpired leases pursuant to Article VII.A of the Plan, or the expiration or termination of any executory contract or unexpired lease prior to the Effective Date, must be filed with the Bankruptcy Court and served on the Debtors no later than thirty (30) days after the Effective Date.  Any Claims arising from the rejection of an executory contract or unexpired lease pursuant to Article VII.A for which proofs of Claim are not timely filed within that time period will be forever barred from assertion against the Debtors, the Estates, their successors and assigns, and their assets and properties, unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein.  All such Claims shall, as of the Effective Date, be subject to the discharge and permanent injunction set forth in Article IX.E.  Unless otherwise ordered by the Bankruptcy Court, all such Claims that are timely filed as provided herein shall be treated as General Unsecured Claims under the Plan and shall be subject to the provisions of Article III of the Plan.

C.	Executory Contracts and Unexpired Leases to Be Assumed

1.      Assumption Generally

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the Debtors shall assume each of the respective executory contracts and unexpired leases, if any, listed on Exhibit II; provided, however, that the Debtors reserve the right, at any time prior to the Effective Date, to, in consultation with the Creditors’ Committee, amend Exhibit II to: (a) delete any executory contract or unexpired lease listed therein, thus providing for its rejection pursuant hereto; or (b) add any executory contract or unexpired lease to Exhibit II, thus providing for its assumption pursuant to this Article VII.C.  The Debtors shall provide notice of any amendments to Exhibit II to the parties to the executory contracts or unexpired leases affected thereby and to the parties on the then-applicable service list in the Bankruptcy Cases.  Nothing herein shall constitute an admission by a Debtor that any contract or lease is an executory contract or unexpired lease or that a Debtor has any liability thereunder.

2.      Assumptions of Executory Contracts and Unexpired Leases

Each executory contract or unexpired lease assumed under this Article VII.C shall include any modifications, amendments, supplements or restatements to such contract or lease.

3.      Assignments Related to Post-Effective Date Transactions

As of the Effective Date, any executory contract or unexpired lease assumed under this Article VII.C shall be deemed assigned to the Liquidating Trust, pursuant to section 365 of the Bankruptcy Code.

D.	Payments Related to the Assumption of Executory Contracts and Unexpired Leases

The Cure Amount Claims associated with each executory contract and unexpired lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code: (1) by payment of the Cure Amount Claim in Cash on or after the Effective Date; or (2) on such other terms as are agreed to by the parties to such executory contract or unexpired lease.  Pursuant to section 365(b)(2)(D) of the Bankruptcy Code, no Cure Amount Claim shall be allowed for a penalty rate or other form of default rate of interest.  If there is an unresolved dispute regarding: (1) the amount of any Cure Amount Claim; (2) the ability of the Liquidating Trustee or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (3) any other matter pertaining to assumption of such contract or lease, the payment of any Cure Amount Claim required by section 365(b)(1) of the Bankruptcy Code shall be made following the resolution of such dispute by the parties or the entry of a Final Order resolving the dispute and approving the assumption.

ARTICLE VIII.

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

A.	Conditions Precedent to the Effective Date

The following are conditions precedent to the Effective Date that must be satisfied or waived:

1.      The Confirmation Order has become a Final Order.

2.      The Confirmation Order shall be in full force and effect.

3.       Notwithstanding the foregoing, the Debtors reserve, in their sole discretion, the right to waive the occurrence of any condition precedent to the Effective Date or to modify any of the foregoing conditions precedent.  Any such written waiver of a condition precedent set forth in this Article may be effected at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan.  Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action.

ARTICLE IX.

RELEASE, INJUNCTIVE AND RELATED PROVISIONS

A.	Compromise and Settlement

Pursuant to Section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the Distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all Claims, as well as a finding by the Bankruptcy Court that such compromise or settlement is fair, equitable, reasonable and in the best interests of the Debtors, the Estates and holders of Claims.

B.	Releases by the Debtors

1.      Releases by the Debtors.  Notwithstanding anything contained in the Plan to the contrary, as of the Effective Date, for the good and valuable consideration provided by each of the Releasees, including, without limitation: (a) the satisfaction and elimination of debt and all other good and valuable consideration paid pursuant to the Plan or otherwise; and (b) the services of the Debtors’ officers and directors in facilitating the expeditious implementation of the Sale, each of the Debtors and their respective Estates hereby provides a full release, waiver and discharge to the Releasees (and each such Releasee so released shall be deemed released and discharged by the Debtors) and their respective properties from any and all Causes of Action and any other debts, obligations, rights, suits, damages, actions, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date or thereafter arising, in law, equity or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place during the period of the Petition Date through the Effective Date in any way related to the Debtors' Chapter 11 Cases, including, without limitation, those that any of the Debtors or the SM Liquidating Trust would have been legally entitled to assert or that any holder of a Claim or other Entity would have been legally entitled to assert for or on behalf of any of the Debtors or Estates and further including those in any way related to the Chapter 11 Cases or the Plan;  provided, however, that the foregoing provisions of this Article IX.B.1 shall have no effect on the liability of any Releasee that results from any act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct.  For the avoidance of doubt, nothing in this Article IX.B.1 shall be construed as a release of any Cause of Action against the Releasees based upon any act or omission, transaction or other occurrence or circumstances existing or taking place prior to the Petition Date.

2.      Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the releases set forth in this Article IX.B pursuant to Bankruptcy Rule 9019 and its finding that they are: (a) in exchange for good and valuable consideration, representing a good faith settlement and compromise of the Claims and Causes of Action thereby released; (b) in the best interests of the Debtors and all holders of Claims; (c) fair, equitable and reasonable; (d) approved after due notice and opportunity for hearing; and (e) a bar to any of the Debtors or the Liquidating Trustee.

C.	Exculpation

Notwithstanding anything contained in the Plan to the contrary, the Exculpated Parties shall neither have nor incur any liability to any Entity for any and all Claims and Causes of Action arising on or after the Petition Date, including any act taken or omitted to be taken in connection with, or related to, formulating, negotiating, preparing, disseminating, implementing, administering, confirming or consummating the Plan, the Disclosure Statement, Liquidating Trust Agreement, or any other contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other postpetition act taken or omitted to be taken in connection with or in contemplation of the Sale or the liquidation of the Debtors; provided, however, that the foregoing provisions of this Article IX.C shall have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct; provided, further, that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning its duties pursuant to, or in connection with, the above-referenced documents.

D.	Releases by Holders of Claims Who Vote for the Plan

Except as otherwise expressly provided for in the Plan or in obligations issued pursuant to the Plan, from and after the Effective Date, all Releasing Parties shall be deemed to have forever released, waived and discharged the Releasees from all causes of action and any other debts, obligations, rights, suits, damages, actions, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date or thereafter arising, in law, equity or otherwise, whether for tort, contract, violations of federal or state securities laws or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place after the Petition Date in any way related to the Debtors, the Chapter 11 Cases or the Plan.

E.	Injunction

1.      The rights afforded in the Plan and the treatment of all Claims in the Plan shall be in exchange for and in complete satisfaction of Claims of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against the Debtors, their successors and assigns  or any of their assets or properties.  On the Effective Date, all such Claims against the Debtors shall be satisfied and released in full.

2.      Except as otherwise expressly provided for in the Plan or in obligations issued pursuant to the Plan, all Parties and Entities are permanently enjoined, on and after the Effective Date, on account of any Claim satisfied and released hereby, from:

(a)      commencing or continuing in any manner any action or other proceeding of any kind against any of the Debtors, the SM Liquidating Trust, their successors and assigns, and any of their assets and properties;

(b)      enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against any Debtor, the SM Liquidating Trust, their successors and assigns, and any of their assets and properties;

(c)      creating, perfecting or enforcing any encumbrance of any kind against any Debtor, the SM Liquidating Trust, their successors and assigns,  and any of their assets and properties;

(d)      asserting any right of setoff or subrogation of any kind against any obligation due from any Debtor, the SM Liquidating Trust or their successors and assigns, or against any of their assets and properties, except to the extent a right to setoff or subrogation is asserted with respect to a timely filed proof of claim; or

(e)      commencing or continuing in any manner any action or other proceeding of any kind in respect of any Claim or Cause of Action released or settled hereunder.

3.      From and after the Effective Date, all Releasing Parties are permanently enjoined from commencing or continuing in any manner against the Releasees, their successors and assigns, and any of their assets and properties, any suit, action or other proceeding, on account of or respecting any claim, demand, liability, obligation, debt, right, cause of action, interest or remedy released or to be released pursuant to the Plan or the Confirmation Order.

F.	Releases of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, liens, pledges or other security interests against property of the Estates shall be fully released and discharged and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens, pledges or other security interest shall revert to the Debtors and the Liquidating Trustee.

G.	Consolidation For Voting Purposes

1.           The Plan shall serve as a motion by the Debtors seeking entry of an order consolidating the Debtors and their Estates solely for the purposes associated with voting on the Plan.

2.           The entry of the Confirmation Order shall constitute approval by the Bankruptcy Court of the consolidation of the Debtors and their Estates solely for purposes of voting on the Plan.  For the avoidance of doubt, the limited consolidation provided for herein shall not extinguish any Intercompany Claim or Intercompany Interest against any of the Debtors.

3.           Any Holder of multiple Allowed Claims against more than one Debtor that arise from the contractual, joint, joint and several, or several liability of such Debtors, the guaranty by one Debtor of another Debtor’s obligation or other similar circumstances, shall be entitled to one Allowed Claim that, in the aggregate, does not exceed the amount of the underlying Claim giving rise to such multiple Claims.  Claims against more than one of the Debtors arising from the same injury, damage, cause of action or common facts shall be Allowed only once.

H.	Preservation of Rights of Action

1.      Vesting of Causes of Action

(a)      Except as otherwise provided in the Plan or Confirmation Order, in accordance with Section 1123(b)(3) of the Bankruptcy Code, any Retained Causes of Action that the Debtors may hold against any Entity shall vest upon the Effective Date in the SM Liquidating Trust.  Retained Causes of Action include, but are not limited to, (i) preference, fraudulent transfer and other avoidance claims pursuant to chapter 5 of the Bankruptcy Code and state law counterparts and (ii) state and common law claims for breach of fiduciary duty, as against former directors or officers of the Debtors for action or inactions occurring prior to the Petition Date.  These claims shall be preserved and transferred to the SM Liquidating Trust.  The Retained Causes of Action shall not include any claims released pursuant to Article IX of the Plan.  Additionally, the rights and powers vested in the Creditors’ Committee pursuant to the 2004 Orders shall vest upon the Effective Date in the SM Liquidating Trust.  The Bankruptcy Court shall retain jurisdiction following the Effective Date with respect to all matters concerning the interpretation or implementation of the Rule 2004 Orders.

(b)      Except as otherwise provided in the Plan or Confirmation Order, after the Effective Date, the Liquidating Trustee shall have the exclusive right to institute, prosecute, abandon, settle or compromise any Retained Causes of Action, in accordance with the terms of the Liquidating Trust Agreement and without further order of the Bankruptcy Court, in any court or other tribunal, including, without limitation, in an adversary proceeding filed in one or more of the Chapter 11 Cases.

(c)      Retained Causes of Action and any recoveries therefrom shall remain the sole property of the SM Liquidating Trust (for the beneficiaries of the SM Liquidating Trust), and holders of Claims shall have no right to any such recovery.

2.      Preservation of All Retained Causes of Action Not Expressly Settled or Released

(a)      Unless a Retained Cause of Action against a holder or other Entity is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order (including the Confirmation Order), the Debtors and the Liquidating Trustee expressly reserve such Retained Cause of Action for later adjudication by the Debtors or the Liquidating Trustee (including, without limitation, Retained Causes of Action not specifically identified or described in the Plan Supplement or elsewhere or of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances which may change or be different from those the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Retained Causes of Action upon or after the entry of the Confirmation Order or Effective Date based on the Disclosure Statement, Plan or Confirmation Order, except where such Retained Causes of Action have been released in the Plan (including, without limitation, and for the avoidance of doubt, the releases contained in Article IX.B.1) or any other Final Order (including the Confirmation Order).  In addition, the Debtors and Liquidating Trustee expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

(b)      Subject to the immediately preceding paragraph, any Entity to whom the Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from the Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors, should assume that any such obligation, transfer or transaction may be reviewed by the Liquidating Trustee subsequent to the Effective Date and may be the subject of an action after the Effective Date, regardless of whether: (i) such Entity has filed a proof of claim against the Debtors in the Chapter 11 Cases; (ii) the Debtors or Liquidating Trustee have objected to any such Entity’s proof of claim; (iii) any such Entity’s Claim was included in the Schedules; (iv) the Debtors or Liquidating Trustee have objected to any such Entity’s scheduled Claim; or (v) any such Entity’s scheduled Claim has been identified by the Debtors or Liquidating Trustee as disputed, contingent or unliquidated.

ARTICLE X.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, after the Effective Date, retain such jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors and the Plan as is legally permissible, including, without limitation, jurisdiction to:

1.      allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

2.      grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

3.      resolve any matters related to the assumption, assignment or rejection of any executory contract or unexpired lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom, including those matters related to any amendment to the Plan after the Effective Date pursuant to Article XI.C adding executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be assumed;

4.      ensure that Distributions to holders of Allowed Claims and Allowed Equity Interests are accomplished pursuant to the provisions of the Plan;

5.      decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters, including, without limitation, Retained Causes of Action, and grant or deny any applications involving a Debtor that may be pending on the Effective Date or instituted by the Liquidating Trustee after the Effective Date, provided, however, that the Liquidating Trustee shall reserve the right to commence actions in all appropriate jurisdictions;

6.      enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with the Plan, Plan Supplement or the Disclosure Statement;

7.      resolve any cases, controversies, suits or disputes that may arise in connection with the Effective Date, interpretation or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

8.      issue and enforce injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with the Effective Date or enforcement of the Plan, except as otherwise provided in the Plan;

9.      enforce Article IX.A, Article IX.B, Article IX.C and Article IX.D;

10.      enforce the Injunction set forth in Article IX. E;

11.      resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article IX, and enter such orders as may be necessary or appropriate to implement or enforce all such releases, injunctions and other provisions;

12.      enter and implement such orders as necessary or appropriate if the Confirmation Order is modified, stayed, reversed, revoked or vacated;

13.      resolve any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document adopted in connection with the Plan or the Disclosure Statement; and

14.      enter an order and/or the decree contemplated in Fed. R. Bankr. P. 3022 closing the Chapter 11 Cases.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

A.	Final Fee Applications

The deadline for submission by Professionals of applications for Bankruptcy Court approval of Professional Compensation shall be forty-five (45) days after the Effective Date.

B.	Payment of Statutory Fees

All fees payable pursuant to Section 1930 of title 28 of the United States Code after the Effective Date, as determined by the Bankruptcy Court at a hearing pursuant to Section 1128 of the Bankruptcy Code, shall be paid prior to the closing of the Chapter 11 Cases on the earlier of when due or the Effective Date, or as soon thereafter as practicable by the SM Liquidating Trust.

C.	Modification of Plan

Subject to the limitations contained in the Plan: (1) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, after consultation with the Creditors' Committee, to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy Section 1129(b) of the Bankruptcy Code; and (2) after the entry of the Confirmation Order, the Debtors or the Liquidating Trustee, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

D.	Revocation of Plan

The Debtors reserve the right to revoke or withdraw the Plan prior to the entry of the Confirmation Order, after consultation with the Creditors' Committee, and to file subsequent chapter 11 plans.  If the Debtors revoke or withdraw the Plan or if entry of the Confirmation Order or the Effective Date does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any claims by or against, or any Equity Interests in, such Debtor or any other Entity; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission of any sort by the Debtors or any other Entity.

E.	Successors and Assigns

The rights, benefits and obligations of any Entity named or referred to herein shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

F.	Governing Law

Except to the extent that the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Arizona, without giving effect to the principles of conflict of laws thereof.

G.	Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order.  Neither the filing of the Plan, any statement or provision contained herein, nor the taking of any action by a Debtor or any Entity with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of: (1) any Debtor with respect to the holders of Claims or Equity Interests or other parties-in-interest; or (2) any holder of a Claim or other party-in-interest prior to the Effective Date.

H.	Section 1146 Exemption

Pursuant to Section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any stamp tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment.

I.	Section 1125(e) Good Faith Compliance

The Debtors, the Creditors’ Committee and its individual members, and each of their respective Representatives, shall be deemed to have acted in “good faith” under Section 1125(e) of the Bankruptcy Code.

J.	Further Assurances

The Debtors, Liquidating Trustee, all holders of Claims receiving Distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

K.	Service of Documents

Any pleading, notice or other document required by the Plan to be served on or delivered to the Debtors shall be sent by first class U.S. mail, postage prepaid as follows:

To the Debtors:

Quarles & Brady LLP
One Renaissance Square
Two N. Central Avenue
Phoenix, AZ 85004-2391
Attn:  John A. Harris, Esq.

To the Creditors’ Committee:

Cooley LLP
1114 Avenue of the Americas
New York, New York 10036
Attn:  Jeffrey L. Cohen, Esq.
          Seth Van Aalten, Esq.

L.	Filing of Additional Documents

On or before the Effective Date, the Debtors may file with the Bankruptcy Court all agreements and other documents that may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

M.	No Stay of Confirmation Order

The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Fed. R. Bankr. P. 3020(e) and 7062.

N.	Aid and Recognition

The Debtors or Liquidating Trustee, as the case may be, shall, as needed to effect the terms hereof, request the aid and recognition of any court or judicial, regulatory or administrative body in any province or territory of Canada or any other nation or state.

*  *  *  *  *

Dated:           June 22, 2015

XHIBIT CORP., on behalf of all Debtors
By:
Name:	Scott Wiley
Title:	Its Authorized Signatory

OFFICIAL COMMITTEE OF UNSECURED CREDITORS
By:
Name:
Title:	Its

SUBMITTED this 22nd day
of June, 2015:

John A. Harris Robert P. Harris Lori L. Winkelman Jason D. Curry Quarles & Brady LLP One Renaissance Square Two North Central Avenue Phoenix, Arizona 85004	Jeffrey L. Cohen Seth Van Aalten Cooley LLP 1114 Avenue of the Americas New York, NY 10036

LIQUIDATING TRUST AGREEMENT

This Liquidating Trust Agreement (the “Liquidating Trust Agreement”) is made this __ day of _______, 2015 by and among SkyMall, LLC and each of its debtor affiliates (each a “Debtor” and, collectively, the “Debtors”), and Grant Lyon, Managing Director of KRyS Global USA, as trustee (the “Liquidating Trustee”) and executed in connection with the Amended Joint Plan of Liquidation Under Chapter 11 of the Bankruptcy Code (Docket No. 557) (the “Plan”)1 filed in the United States Bankruptcy Court for the District of Arizona (the “Bankruptcy Court”).

RECITALS

WHEREAS, on January 22, 2015 (the “Petition Date”), each of the Debtors filed a petition with the Bankruptcy Court under chapter 11 of the Bankruptcy Code (collectively, the “Chapter 11 Cases”);

WHEREAS, since the Petition Date, the Debtors have consummated the sale of certain of their assets to a going-concern purchaser (the “Sale”);

WHEREAS, on May 7, 2015, the Debtors and the Creditors’ Committee filed the Plan (Docket No. 440), as amended on June 22, 2015 (Docket No. 557);

WHEREAS, on _________________, 2015, the Bankruptcy Court entered an order confirming the Plan (the “Confirmation Order”) (Docket No. ___);

WHEREAS, the Effective Date (Docket No. ___) of the Plan has occurred on ________, 2015 (which is the effective date of this Liquidating Trust Agreement);

WHEREAS, the Plan contemplates, on the Effective Date, (a) the creation of a Liquidating Trust and the creation of the beneficial interests in the Liquidating Trust solely for the benefit of holders of Allowed Claims and Equity Interests entitled to receive Distributions under the Plan (collectively, the “Beneficiaries” and, each individually, a “Beneficiary”), and (b) the Liquidating Trust will be vested with the Liquidating Trust Assets, as set forth in the Plan;

WHEREAS, the Plan contemplates that, pursuant to Treasury Regulation Section 301.7701-4(d), the Liquidating Trust shall be created for the purpose of: (a) administering the Liquidating Trust Assets; (b) resolving all Disputed Claims; (c) pursuing the Retained Causes of Action, and (d) making all Distributions to the Beneficiaries provided for under the Plan, with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to and consistent with the liquidating purpose of the Liquidating Trust under the Plan; and

WHEREAS, the Liquidating Trust is intended to qualify as a “grantor trust” for U.S. federal income tax purposes, pursuant to Sections 671-677 of the Internal Revenue Code of 1986, as amended (the “IRC”), with the Beneficiaries to be treated as the grantors of the Liquidating Trust and deemed to be the owners of the Liquidating Trust Assets (subject to the rights of creditors of the Liquidating Trust), and consequently, the transfer of the Liquidating Trust Assets to the Liquidating Trust shall be treated as a deemed transfer of those assets from the Debtors and the Estates to the Beneficiaries followed by a deemed transfer by such Beneficiaries to the Liquidating Trust for federal income tax purposes, provided, however, that the Liquidating Trust Assets will be subject to any obligations incurred after the Effective Date by the Liquidating Trust relating to the pursuit of Liquidating Trust Assets.  Accordingly, the Trust Beneficiaries shall be treated for United States federal income tax purposes as the grantors and owners of their respective share of the Trust Assets.  The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.

1  Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan.

1

NOW, THEREFORE, pursuant to the Plan and the Confirmation Order, in consideration of the premises, the mutual agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the parties hereby agree as follows:

ARTICLE I

DECLARATION OF TRUST

1.1           Creation and Purpose of the Liquidating Trust. The Debtors and the Liquidating Trustee hereby create the Liquidating Trust for the primary purpose of liquidating and distributing the Liquidating Trust Assets to the Beneficiaries in accordance with the Plan, the Confirmation Order, and applicable tax statutes, rules, and regulations, in an expeditious but orderly manner, with no objective to continue or engage in the conduct of a trade or business.  In particular, the Liquidating Trustee shall (a) make continuing efforts to collect and reduce the Liquidating Trust Assets to Cash, and (b) make timely Distributions and not unduly prolong the duration of the Liquidating Trust.

1.2           Declaration of Trust.  In order to declare the terms and conditions hereof, and in consideration of the confirmation of the Plan, the Debtors and the Liquidating Trustee have executed this Liquidating Trust Agreement and, effective as of the Effective Date, the Debtors hereby irrevocably transfer to the Liquidating Trust, all of the right, title, and interests of the Debtors in and to the Liquidating Trust Assets, to have and to hold unto the Liquidating Trust and its successors and assigns forever, under and subject to the terms of the Plan and the Confirmation Order for the benefit of the Beneficiaries and their successors and assigns as provided for in this Liquidating Trust Agreement and in the Plan and Confirmation Order.

1.3           Vesting of Estate Assets.  On the Effective Date, pursuant to the terms of the Plan, the Liquidating Trust Assets (not otherwise abandoned pursuant to the terms of the Plan), including all such assets held or controlled by third parties and the rights and powers vested in the Creditors’ Committee pursuant to the 2004 Orders, shall be vested in the Liquidating Trust, which also shall own and be authorized to obtain, liquidate, and collect all of the Liquidating Trust Assets in the possession of third parties and pursue all of the Retained Causes of Action.  Subject to the provisions of the Plan, all such Liquidating Trust Assets shall be transferred and delivered to the Liquidating Trust free and clear of interests, Claims, liens, or other encumbrances of any kind.  The Liquidating Trustee shall have no duty to arrange for any of the transfers contemplated hereunder or by the Plan or to ensure their compliance with the terms of the Plan and the Confirmation Order, and shall be conclusively entitled to rely on the legality and validity of such transfers.  Moreover, on the Effective Date, all privileges with respect to any Liquidating Trust Assets, including the attorney/client privilege with respect to acts or events during time periods prior to the Petition Date, to which the Debtors are entitled shall be automatically vested in, and available for assertion by or waiver by the Liquidating Trustee on behalf of the Liquidating Trust.  To the extent any of the foregoing does not automatically occur on the Effective Date or is not effectuated through the Confirmation Order or this Agreement, the Debtors shall, on the Effective Date, execute such other and further documents as are reasonably necessary to effectuate all of the foregoing and shall reasonably cooperate with the Liquidating Trustee in transitioning the administration of the Liquidating Trust Assets and Claims against the Debtors to the Liquidating Trust.

2

1.4           Funding of the Trust. The Liquidating Trust shall be funded, on the Effective Date, with the Liquidating Trust Assets, as provided for in the Plan and in the Confirmation Order.

1.5           Acceptance by Liquidating Trustee. The Liquidating Trustee hereby accepts the trust imposed upon it by this Liquidating Trust Agreement and agrees to observe and perform that trust on and subject to the terms and conditions set forth in this Liquidating Trust Agreement, the Plan, and the Confirmation Order.  In connection with and in furtherance of the purposes of the Liquidating Trust, the Liquidating Trustee hereby accepts the transfer of the Liquidating Trust Assets.

1.6           Name of the Liquidating Trust. The trust created by this Liquidating Trust Agreement shall be known as the “SM Liquidating Trust” or sometimes herein as the “Liquidating Trust.”

1.7           Capacity of Trust.  Notwithstanding any state or federal law to the contrary or anything herein, the Liquidating Trust shall itself have the capacity to act or refrain from acting, on its own behalf, including the capacity to sue and be sued.  The Liquidating Trust may alone be the named movant, respondent, party plaintiff or defendant, or the like in all adversary proceedings, contested matters, and other federal proceedings brought by or against it, and may settle and compromise all such matters in its own name.

1.8           Liquidating Trust Advisory Board. Pursuant to the Plan, (i) the Creditors’ Committee, in consultation with the Debtors, has appointed two (2) members of the Liquidating Trust Advisory Board consisting of holders of General Unsecured Claims, and (ii) the Equity Committee, in consultation with the Debtors, has appointed one (1) member of the Liquidating Trust Advisory Board, consisting of a restricted equity security holder of Xhibit Corp.  The Liquidating Trust Advisory Board shall have the duties and powers as provided for in the Plan and in this Liquidating Trust Agreement.  The Liquidating Trust Advisory Board is authorized to retain Cooley LLP and Snell & Wilmer LLP as counsel and such other professional persons it deems necessary and appropriate, including, without limitation, Professionals who have previously been approved by the Bankruptcy Court to be retained by the Debtor or the Creditors’ Committee.  Professional persons shall compensated in accordance with Section 3.6 below.

ARTICLE II

THE LIQUIDATING TRUSTEE

2.1           Appointment. The Liquidating Trustee has been selected by the Debtors and the Creditors’ Committee pursuant to the provisions of the Plan and has been appointed as of the Effective Date.  The Liquidating Trustee’s appointment shall continue until the earlier of (a) the termination of the Liquidating Trust or (b) the Liquidating Trustee’s resignation, death, dissolution, removal or liquidation.

3

2.2           General Powers. Except as otherwise provided in this Liquidating Trust Agreement, the Plan, or the Confirmation Order, the Liquidating Trustee may control and exercise authority over the Liquidating Trust Assets, over the acquisition, management, and disposition thereof, and over the management and conduct of the business of the Liquidating Trust.  Regarding all matters identified in Section 3.3 hereof, the Liquidating Trustee shall follow the direction of the Liquidating Trust Advisory Board; provided, however, that nothing in this Liquidating Trust Agreement shall be deemed to prevent the Liquidating Trustee from taking, or failing to take, any action that, based upon the advice of counsel or other professionals, it determines it is obligated to take (or fail to take) in the performance of any fiduciary or similar duty which the Liquidating Trustee owes to the Beneficiaries or any other person or Entity.  No person dealing with the Liquidating Trust shall be obligated to inquire into the Liquidating Trustee’s authority in connection with the acquisition, management, or disposition of Liquidating Trust Assets; provided, however, that the Members of the Liquidating Trust Advisory Board are entitled to make such inquires in connection with the exercise of their rights or powers pursuant to Section 3.3 of this Liquidating Trust Agreement.  Without limiting the foregoing, but subject to the Plan, the Confirmation Order, and other provisions of this Liquidating Trust Agreement, the Liquidating Trustee shall be expressly authorized to, with respect to the Liquidating Trust and the Liquidating Trust Assets, and may cause the Liquidating Trust to:

(a)            Exercise all power and authority that may be or could have been exercised, commence all proceedings that may be or could have been commenced, and take all actions that may be or could have been taken with respect to the Liquidating Trust Assets by any officer, director, shareholder or other party acting in the name of the Debtors or their Estates with like effect as if duly authorized, exercised, and taken by action of such officers, directors, shareholders or other party;

(b)            Open and maintain bank accounts on behalf of or in the name of the Liquidating Trust, calculate and make Distributions, and take other actions consistent with the Plan and the implementation thereof, including the establishment, re-evaluation, adjustment, and maintenance of appropriate reserves, in the name of the Liquidating Trust, provided that the Liquidating Trustee need not maintain the Liquidating Trust’s reserves in segregated bank accounts and may pool funds in the reserves with each other and other funds of the Liquidating Trust; provided, however, that the Liquidating Trust shall treat all such reserved funds as being held in segregated accounts in its books and records;

(c)            Receive, manage, invest, supervise, and protect the Liquidating Trust Assets, subject to the limitations provided herein;

(d)            Hold legal title to any and all Liquidating Trust Assets;

(e)            Subject to the applicable provisions of the Plan, the Confirmation Order and this Liquidating Trust Agreement, collect and liquidate all Liquidating Trust Assets pursuant to the Plan;

(f)            Review, and where appropriate and in consultation with the Liquidating Trust Advisory Board, object to Claims and Equity Interests, and supervise and administer the commencement, prosecution, settlement, compromise, withdrawal or resolution in any manner approved by the Bankruptcy Court of all Disputed Claims and Disputed Equity Interests and the Distributions to the Beneficiaries and creditors of the Liquidating Trust, in accordance with this Liquidating Trust Agreement, the Plan, and the Confirmation Order;

4

(g)            Subject to Article IV of this Liquidating Trust Agreement, investigate, commence, prosecute, compromise, settle, withdraw, abandon, or resolve all Retained Causes of Action in any manner approved by the Bankruptcy Court;

(h)            (1) Seek a determination of tax liability or refund under Section 505 of the Bankruptcy Code; (2) file, if necessary, any and all tax and information returns required with respect to the Liquidating Trust; (3) make tax elections for and on behalf of the Liquidating Trust; (4) pay taxes, if any, payable for and on behalf of the Liquidating Trust; and (5) file and prosecute claims for tax refunds to which the Debtors or the Liquidating Trust may be entitled; provided, however, that notwithstanding any other provision of this Liquidating Trust Agreement, the Liquidating Trustee shall have no personal responsibility for the signing or accuracy of the Debtors’ income tax returns that are due to be filed after the Effective Date or for any tax liability related thereto;

(i)            Pay all lawful expenses, debts, charges, taxes and liabilities of the Liquidating Trust;

(j)            Take all other actions consistent with the provisions of the Plan which the Liquidating Trustee deems reasonably necessary or desirable to administer the Plan;

(k)            Make Distributions to the Beneficiaries, and to creditors of the Liquidating Trust as provided for, or contemplated by, the Plan, the Confirmation Order, and this Liquidating Trust Agreement;

(l)            Withhold from the amount distributable to any person or Entity such amount as may be sufficient to pay any tax or other charge which the Liquidating Trustee has determined, based upon the advice of its agents and/or professionals, may be required to be withheld therefrom under the income tax laws of the United States or of any state or political subdivision thereof;

(m)            Enter into any agreement or execute any document or instrument required by or consistent with the Plan, the Confirmation Order or this Liquidating Trust Agreement and perform all obligations thereunder;

(n)            If any of the Liquidating Trust Assets are situated in any state or other jurisdiction in which the Liquidating Trustee is not qualified to act as trustee, subject to the approval of the Liquidating Trust Advisory Board, nominate and appoint a person duly qualified to act as trustee in such state or jurisdiction and require from each such trustee such security as may be designated by the Liquidating Trustee in its discretion; confer upon such trustee all the rights, powers, privileges, and duties of the Liquidating Trustee hereunder, subject to the conditions and limitations of this Liquidating Trust Agreement, except as modified or limited by the Liquidating Trustee and except where the conditions and limitations may be modified by the laws of such state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such trustee is acting shall prevail to the extent necessary); require such trustee to be answerable to the Liquidating Trustee for all monies, assets and other property that may be received in connection with the administration of all property; and, subject to the approval of the Liquidating Trust Advisory Board, remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the Liquidating Trustee of a written instrument declaring such trustee removed from office, and specifying the effective date and time of removal;

5

(o)            Subject to Section 5.6 of this Liquidating Trust Agreement, purchase and carry all insurance policies and pay all insurance premiums and costs it deems reasonably necessary or advisable;

(p)            Implement, enforce, or discharge all of the terms, conditions, and all other provisions of, and all duties and obligations under, the Plan, the Confirmation Order, and this Liquidating Trust Agreement;

(q)            Employ and compensate professionals and other agents without further need for documentation or Bankruptcy Court approval, including, without limitation, existing Professionals employed by the Debtors or the Creditors’ Committee; provided that, for the avoidance of doubt, and without limitation of applicable law, nothing in this Liquidating Trust Agreement shall limit the Liquidating Trustee from employing professionals, including the Liquidating Trustee itself, the Liquidating Trustee’s firm and their affiliates, or the professionals employed by the Liquidating Trust Advisory Board;

(r)            Pay all fees and expenses incurred after the Effective Date by the Debtors’ Professionals, or dispute such fees and expenses, in which case the dispute shall be presented to the Bankruptcy Court for resolution;

(s)            Undertake all administrative functions remaining in the Chapter 11 Cases, including the ultimate closing of the Chapter 11 Cases;

(t)            Invest in demand and time deposits in banks or savings institutions, or temporary investments such as short term certificates of deposit or Treasury bills or other investments that a “liquidating trust” within the meaning of Treasury Regulation Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations or any modification in the Internal Revenue Services (“IRS”) guidelines, whether set forth in IRS rulings, revenue procedures, other IRS pronouncements or otherwise; and

(u)           Hire former officers and employees of the Debtors to assist in the wind down of the estates.

2.3           Limitations on the Liquidating Trustee.  Notwithstanding anything under applicable law, this Liquidating Trust Agreement or the Plan to the contrary, the Liquidating Trustee shall not do or undertake any of the following:

(a)            Disregard the instructions of the Liquidating Trust Advisory Board regarding any of the matters identified in Section 3.3 hereof, provided, however, that nothing in this Liquidating Trust Agreement shall be deemed to prevent the Liquidating Trustee from taking, or failing to take, any action that, based upon the advice of counsel or other professionals, it is obligated to take (or fail to take) in the performance of any fiduciary or similar duty which the Liquidating Trustee owes to the Beneficiaries or any other person.

(b)            Take, or fail to take, any action that would jeopardize treatment of the Liquidating Trust as a “liquidating trust” for federal income tax purposes.

6

(c)            Receive transfers of any listed stocks or securities, any readily-marketable assets or any operating assets of a going business, except as is absolutely necessary or required under the Plan and the Confirmation Order; provided, however, that in no event shall the Liquidating Trustee receive any such investment that would jeopardize treatment of the Liquidating Trust as a “liquidating trust” for federal income tax purposes.

(d)            Exercise any investment power other than the power to invest in demand and time deposits in banks or savings institutions, or temporary investments such as short term certificates of deposit or Treasury bills or other investments that a “liquidating trust” within the meaning of Treasury Regulation Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations or any modification in the IRS guidelines, whether set forth in IRS rulings, revenue procedures, other IRS pronouncements or otherwise.

(e)            Receive or retain any operating assets of a going business, a partnership interest in a partnership that holds operating assets, or fifty percent (50%) or more of the stock of a corporation with operating assets, except as is absolutely necessary or required under the Plan and the Confirmation Order; provided, however, that in no event shall the Liquidating Trustee receive or retain any such asset or interest that would jeopardize treatment of the Liquidating Trust as a “liquidating trust” for federal income tax purposes.

(f)            Notwithstanding any of the foregoing, the Liquidating Trustee shall not be prohibited from engaging in any trade or business on its own account, provided that such activity does not interfere with the Liquidating Trustee’s administration of the Liquidating Trust.

2.4           Compensation of Liquidating Trustee and its Agents and Professionals.

(a)            The Liquidating Trustee shall be entitled to receive reasonable compensation for the performance of its duties after the Effective Date as set forth on Exhibit A.  Any successor to the Liquidating Trustee shall also be entitled to reasonable compensation in connection with the performance of its duties, which compensation may be different from the terms provided herein and shall be approved by the Liquidating Trust Advisory Board, plus the reimbursement of reasonable out-of-pocket expenses.

(b)            The Liquidating Trustee (only with respect to the reimbursement of its reasonable out-of-pocket expenses incurred after the Effective Date) and each of its agents and professionals seeking compensation or reimbursement shall serve a statement on the Liquidating Trustee and the Liquidating Trust Advisory Board.  The Liquidating Trustee and the Liquidating Trust Advisory Board will have fifteen (15) days from the date such statement is received to review the statement and object to such statement by serving an objection on the Liquidating Trustee, the Liquidating Trust Advisory Board, and the party seeking compensation setting forth the precise nature of the objection and the amount at issue.  At the expiration of the fifteen (15) day period, and without further order of the Bankruptcy Court (except as provided herein), the Liquidating Trustee shall pay from the Liquidating Trust Assets, or the proceeds or income thereof, 100% of the amounts requested, except for the portion of such fees and expenses to which any objection has been made.  The parties shall attempt to consensually resolve objections, if any, to any statement.  If the parties are unable to reach a consensual resolution of any such objection, the party who received an objection to its fees and expenses may seek payment of such fees and expenses by filing a motion with and obtaining an order from the Bankruptcy Court and providing notice to the Liquidating Trustee and the Liquidating Trust Advisory Board.  If the Liquidating Trustee or its agent or professional fails to submit a statement, it shall be ineligible to receive payment of fees and expenses therefore as provided in this Liquidating Trust Agreement until the statement is submitted.

7

2.5           General Duties, Obligations, Rights, and Benefits of the Liquidating Trustee. The Liquidating Trustee shall have all duties, obligations, rights, and benefits assumed by, assigned to or vested in the Liquidating Trust under the Plan, the Confirmation Order, this Liquidating Trust Agreement and any other agreement entered into pursuant to or in connection with the Plan.  Such duties, obligations, rights and benefits include, without limitation, all duties, obligations, rights and benefits relating to the collection and liquidation of the Liquidating Trust Assets, administration of Claims and Equity Interests, satisfaction of Claims of creditors and Equity Interests, the pursuit of Retained Causes of Action, Distributions to Beneficiaries, administration of the Liquidating Trust and any other duties, obligations, rights, and benefits reasonably necessary to accomplish the purpose of the Liquidating Trust under the Plan, the Confirmation Order, this Liquidating Trust Agreement, and any other agreement entered into pursuant to or in connection with the Plan.  Without limiting the duties, obligations, rights, and benefits of the Liquidating Trustee under this Section or any other provision of this Liquidating Trust Agreement, the Liquidating Trustee shall have all duties, obligations, rights, and benefits assigned to the Liquidating Trustee under the Plan and Confirmation Order.

2.6           No Implied Obligations.  The Liquidating Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants or obligations shall be read into this Liquidating Trust Agreement against the Liquidating Trustee.

2.7           Allowed Administrative Claims Reserve.  The Liquidating Trustee may establish, from time to time fund, and administer a reserve (the “Allowed Administrative Claims Reserve”), that shall consist of Cash in an amount reasonably believed by the Liquidating Trustee to be necessary to satisfy the Allowed Claims payable out of the Liquidating Trust Assets to holders of Allowed Professional Compensation Claims, Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Class 1 Secured Claims and Allowed Class 2 Priority Non-Tax Claims.  The Liquidating Trustee shall be authorized to make Distributions from the Allowed Administrative Claims Reserve in satisfaction of such Allowed Claims in accordance with this Liquidating Trust Agreement, the Plan, and the Confirmation Order.

2.8           Replacement of the Liquidating Trustee.  The Liquidating Trustee may resign at any time upon thirty (30) days’ written notice filed with the Bankruptcy Court and served upon the Liquidating Trust Advisory Board, provided that such resignation shall only become effective upon the appointment of a permanent or interim successor Liquidating Trustee.  A majority of the Liquidating Trust Advisory Board may remove the Liquidating Trustee with or without cause.  In the event of the resignation, or removal of the Liquidating Trustee, the Liquidating Trust Advisory Board may, by majority vote, designate a person to serve as permanent or interim successor Liquidating Trustee.  If the Liquidating Trust Advisory Board shall fail to appoint a successor with thirty (30) days of the removal of the Liquidating Trustee or the delivery of the Liquidating Trustee’s written notice of resignation to the Bankruptcy Court and the Liquidating Trust Advisory Board, a successor Liquidating Trustee shall be appointed by the Bankruptcy Court based upon submissions from interested parties (including the Liquidating Trustee, the Liquidating Trust Advisory Board or any Beneficiary).  Upon its appointment, the successor Liquidating Trustee, without any further act, shall become fully vested with all of the rights, powers, duties, and obligations of its predecessor, except as provided in Section 2.4(a) above, and all responsibilities of the predecessor Liquidating Trustee relating to the Liquidating Trust shall be terminated.  In the event the Liquidating Trustee’s appointment terminates by reason of death, dissolution, liquidation, resignation, or removal, such Liquidating Trustee shall be immediately compensated for all reasonable fees and expenses accrued through the effective date of termination, whether or not previously invoiced. The provisions of Article V of this Liquidating Trust Agreement shall survive the resignation or removal of any Liquidating Trustee.

8

2.9           Liquidating Trust Continuance.  The death, dissolution, liquidation, resignation, or removal of the Liquidating Trustee shall not terminate the Liquidating Trust or revoke any existing agency created by the Liquidating Trustee pursuant to this Liquidating Trust Agreement or invalidate any action theretofore taken by the Liquidating Trustee, and the provisions of this Liquidating Trust Agreement shall be binding upon and inure to the benefit of the successor Liquidating Trustee and all its successors or assigns.

ARTICLE III
LIQUIDATING TRUST ADVISORY BOARD

3.1           Liquidating Trust Advisory Board. As of the Effective Date, the Liquidating Trust Advisory Board shall be comprised of the following three members selected pursuant to the provisions of the Plan (each, a “Member” and, collectively, the “Members”): (i) Jim Duby, as the representative of creditor Hammacher, Schlemmer & Co.); (ii) Steve Wirth, as the representative of creditor HSN Improvements, LLC; and (iii) Dave Sanders, as the appointment of the Equity Committee.  A majority vote of the Members shall constitute an act or decision of the Liquidating Trust Advisory Board.

3.2           Reports to Liquidating Trust Advisory Board.  Notwithstanding any other provision of this Liquidating Trust Agreement, the Liquidating Trustee shall report to the Liquidating Trust Advisory Board on a regular basis, not less than four (4) times per year.  The Liquidating Trust Advisory Board shall keep all such information strictly confidential, except to the extent the Liquidating Trust Advisory Board deems it reasonably necessary to disclose such information to the Bankruptcy Court (in which case, a good faith effort shall be made to file such information under seal).

3.3           Actions Requiring Approval of the Liquidating Trust Advisory Board.  The Liquidating Trustee shall obtain the approval of the Liquidating Trust Advisory Board (by at least a majority vote, which may be obtained by seven (7) days negative notice) prior to taking any action regarding any of the following matters:

(a)            Subject to Section 4.2 of this Agreement, the commencement, prosecution, settlement, compromise, withdrawal or other resolution of any Retained Cause of Action by the Liquidating Trust where the amount sought to be recovered in the complaint or other document initiating such Retained Cause of Action exceeds $50,000;

(b)            The sale, transfer, assignment, or other disposition of any non-Cash Liquidating Trust Assets;

(c)            The abandonment of any non-Cash Liquidating Trust Assets;

(d)            The settlement, compromise, or other resolution of any Disputed Claims, wherein the allowed amount of the asserted Claim exceeds $50,000;

(e)            The borrowing of any funds by the Liquidating Trust or pledge of any portion of the Liquidating Trust Assets;

(f)            Any matter which could reasonably be expected to have a material adverse effect on the amount of Distributions to be made by the Liquidating Trust; or

(g)            All investments authorized to be made by the Liquidating Trustee under this Liquidating Trust Agreement.

9

3.4           Bond.  Notwithstanding any state or other applicable law to the contrary, the Liquidating Trustee (including any successor Trustee) shall be exempt from giving any bond or other security in any jurisdiction, provided, however, that the Liquidating Trust Advisory Board may, at its discretion, require a fidelity bond from the Liquidating Trustee in such reasonable amount as may be agreed to by majority vote of the Liquidating Trust Advisory Board, but any costs associated with any such fidelity bond shall be payable exclusively from the Liquidating Trust Assets.

3.5           Liquidating Trustee’s Conflict of Interest.  The Liquidating Trustee shall disclose to the Liquidating Trust Advisory Board any conflicts of interest that the Liquidating Trustee has with respect to any matter arising during administration of the Liquidating Trust.  In the event that the Liquidating Trustee cannot take any action, including without limitation the prosecution of any Rights of Action or the Objection to any Claim, by reason of an actual or potential conflict of interest, the Liquidating Trust Advisory Board acting by majority shall be authorized to take any such action(s) in the Liquidating Trustee’s place and stead, including without limitation the retention of professionals (which may include professionals retained by the Liquidating Trustee) for the purpose of taking such actions.

3.6           Reimbursement of Liquidating Trust Advisory Board Expenses.  Each Member shall be entitled to reimbursement of reasonable out-of-pocket expenses, which expenses shall be subject to the Liquidating Trustee’s review; provided, however, that professionals retained by individual Members shall not be paid by the Liquidating Trust.

3.7           Resignation or Removal.  Any Member may resign upon reasonable notice to the Liquidating Trustee.  Fourteen (14) days prior written notice shall constitute reasonable notice under this section.  Members may be removed by the Bankruptcy Court for cause.  In the event that a Member resigns or is removed, the Liquidating Trustee may appoint a new Member.  If all Members resign or are removed, the Liquidating Trustee must appoint a new Member.

ARTICLE IV

PROSECUTION AND RESOLUTION OF CAUSES OF ACTION

4.1           The Liquidating Trust’s Exclusive Authority to Pursue, Settle, or Abandon Causes of Action.  Subject to Section 3.3 of this Liquidating Trust Agreement, and pursuant to Article IV.C of the Plan, the Liquidating Trust shall have the exclusive right, power, and interest to pursue, settle, or abandon all Retained Causes of Action as the sole representative of the Estates pursuant to Section 1123(b)(3) of the Bankruptcy Code.

4.2           Settlement of Causes of Action.  Notwithstanding Section 3.3 of this Liquidating Trust Agreement, and pursuant to Article IV.C of the Plan, settlement by the Liquidating Trust of any Retained Cause of Action shall require:  (i) approval only of the Liquidating Trustee, if the amount sought to be recovered in the complaint or other document initiating such Retained Cause of Action does not exceed $50,000; and (ii) approval of the Liquidating Trustee and the Liquidating Trust Advisory Board, if the amount sought to be recovered in the complaint or other document initiating such Retained Cause of Action is $50,001 or more.

10

ARTICLE V

LIABILITY OF LIQUIDATING TRUSTEE

AND THE LIQUIDATING TRUST ADVISORY BOARD

5.1           Standard of Care; Exculpation.  Neither the Liquidating Trustee, the Liquidating Trust Advisory Board, its Members, nor any director, officer, member, affiliate, employee, employer, professional, successors, assigns, agent, or representative of the Liquidating Trustee, Liquidating Trust Advisory Board, or its Members (each, an “Exculpated Party” and collectively, the “Exculpated Parties”) shall be liable for any losses, claims, damages, liabilities, obligations, settlements, proceedings, suits, judgments, causes of action, litigation, actions, or investigations (whether civil or administrative and whether sounding in tort, contract or otherwise), penalties, costs, and expenses, including reasonable fees and disbursements (collectively referred to herein as “Losses”), whether or not in connection with litigation in which any Exculpated Party is a party, or enforcing this Liquidating Trust Agreement (including these exculpation provisions), as and when imposed on the Liquidating Trustee, incurred, caused by, relating to, based upon or arising out of (directly or indirectly) the Liquidating Trustee’s or Liquidating Trust Advisory Board’s execution, delivery, and acceptance of or the performance or nonperformance of its powers, duties and obligations under this Liquidating Trust Agreement, the Plan, or the Confirmation Order or as may arise by reason of any action, omission or error of an Exculpated Party; provided, however, that the foregoing limitation shall not apply to any Losses suffered or incurred by any holder of a Claim or interest or Beneficiary that are found in a final judgment by a court of competent jurisdiction (not subject to further appeal or review) to have resulted primarily and directly from the fraud, gross negligence or willful misconduct of such Exculpated Party.  Every act taken or omitted, power exercised or obligation assumed by the Liquidating Trust or any Exculpated Party pursuant to the provisions of this Liquidating Trust Agreement shall be held to be taken or omitted, exercised, or assumed, as the case may be, by the Liquidating Trust or any Exculpated Party acting for and on behalf of the Liquidating Trust and not otherwise; provided, however, that none of the foregoing Entities or persons are deemed to be responsible for any other such Entities’ or persons’ actions or inactions.  Except as provided in the first proviso of the first sentence of this Section 5.1, every person, firm, corporation, or other Entity contracting or otherwise dealing with or having any relationship with the Liquidating Trust or any Exculpated Party shall have recourse only to the Liquidating Trust Assets for payment of any liabilities or other obligations arising in connection with such contracts, dealings or relationships, and the Liquidating Trust and the Exculpated Parties shall not be individually liable therefore.  In no event shall the Liquidating Trustee be liable for indirect, punitive, special, incidental, or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Liquidating Trustee has been informed of the likelihood of such loss or damages and regardless of the form of action.  Any liability of the Liquidating Trustee under this Liquidating Trust Agreement will be limited to the amount of annual fees paid to the Liquidating Trustee.

11

5.2           Indemnification.

(a)            The Liquidating Trustee, Liquidating Trust Advisory Board, its Members, and any director, officer, member, affiliate, employee, employer, professional, successor, assign, agent, or representative of the Liquidating Trustee, the Liquidating Trust Advisory Board, or its Members (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) shall be defended, held harmless, and indemnified from time to time by the Liquidating Trust against any and all Losses, including, without limitation, the costs for counsel or others in investigating, preparing, defending, or settling any action or claim, whether or not in connection with litigation in which any Indemnified Party is a party, or enforcing this Liquidating Trust Agreement (including these indemnity provisions), as and when imposed on the Liquidating Trustee, incurred, caused by, relating to, based upon or arising out of (directly or indirectly) the Liquidating Trustee’s or Liquidating Trust Advisory Board’s execution, delivery, and acceptance of or the performance or nonperformance of its powers, duties, and obligations under this Liquidating Trust Agreement, the Plan, or the Confirmation Order or as may arise by reason of any action, omission, or error of an Indemnified Party; provided, however, such indemnity shall not apply to any such Losses to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal or review) to have resulted primarily and directly from the fraud, gross negligence, or willful misconduct of such Indemnified Party.  Satisfaction of any obligation of the Liquidating Trust arising pursuant to the terms of this Section shall be payable only from the Liquidating Trust Assets, shall be advanced prior to the conclusion of such matter and such right to payment shall be prior and superior to any other rights to receive a Distribution of the Liquidating Trust Assets (other than distributions on account of Administrative Claims).

(b)            The Liquidating Trust shall promptly pay to the Indemnified Party the expenses set forth in subparagraph (a) above upon submission of invoices therefore on a current basis.  Each Indemnified Party hereby undertakes, and the Liquidating Trust hereby accepts its undertaking, to repay any and all such amounts so paid by the Liquidating Trust if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified therefore under this Liquidating Trust Agreement.

5.3           No Liability for Acts of Successor/Predecessor Liquidating Trustees.  Upon the appointment of a successor Liquidating Trustee and the delivery of the Liquidating Trust Assets to the successor Liquidating Trustee, the predecessor Liquidating Trustee and any director, officer, affiliate, employee, employer, professional, agent, or representative of the predecessor Liquidating Trustee shall have no further liability or responsibility with respect thereto.  A successor Liquidating Trustee shall have no duty to examine or inquire into the acts or omissions of its immediate or remote predecessor and no successor Liquidating Trustee shall be in any way liable for the acts or omissions of any predecessor Liquidating Trustee unless a successor Liquidating Trustee expressly assumes such responsibility.  A predecessor Liquidating Trustee shall have no liability for the acts or omissions of any immediate or subsequent successor Liquidating Trustee for any events or occurrences subsequent to the cessation of its role as Liquidating Trustee.

12

5.4           Reliance by Liquidating Trustee and the Liquidating Trust Advisory Board on Documents or Advice of Counsel or Other Professionals.  Except as otherwise provided in this Liquidating Trust Agreement, the Liquidating Trustee, the Liquidating Trust Advisory Board, any director, officer, member, affiliate, employee, employer, professional, agent, or representative of the Liquidating Trustee, and the Members of the Liquidating Trust Advisory Board may rely, and shall be protected from liability for acting or failing to act, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document reasonably believed by the Liquidating Trustee and/or the Liquidating Trust Advisory Board to be genuine and to have been presented by an authorized party.  Neither the Liquidating Trustee nor the Liquidating Trust Advisory Board shall be liable for any action taken or omitted or suffered by the Liquidating Trustee or the Liquidating Trust Advisory Board, as applicable, in reasonable reliance upon the advice of counsel or other professionals engaged by the Liquidating Trustee or the Liquidating Trust Advisory Board, as applicable, in accordance with this Liquidating Trust Agreement.  The Liquidating Trustee and the Liquidating Trust Advisory Board, as applicable, shall be fully indemnified by the Liquidating Trust for or in respect of any action taken, suffered or omitted by it and in accordance with such advice or opinion.

5.5           Conflicts of Interest.  Conflicts of interest of the Liquidating Trustee will be addressed by the Liquidating Trust Advisory Board as set forth above in Article III.  If no Liquidating Trust Advisory Board is serving, the Liquidating Trustee will appoint a disinterested person to handle any matter where the Liquidating Trustee has identified a conflict of interest or the Bankruptcy Court, on motion of a party in interest, determines one exists.  In the event the Liquidating Trustee is unwilling or unable to appoint a disinterested person to handle any such matter, the Bankruptcy Court, on notice and hearing, may do so.

5.6           Insurance.  The Liquidating Trustee, upon the approval of the Liquidating Trust Advisory Board, may purchase, using the Liquidating Trust Assets, and carry all insurance policies and pay all insurance premiums and costs the Liquidating Trust Advisory Board and the Liquidating Trustee deem reasonably necessary or advisable, including, without limitation, purchasing any errors and omissions insurance with regard to any Losses it may incur, arising out of or due to its actions or omissions, or consequences of such actions or omissions, other than as a result of its fraud or willful misconduct, with respect to the implementation and administration of the Plan or this Liquidating Trust Agreement.

5.7           No Liability for Good Faith Error of Judgment.  The Liquidating Trustee shall not be liable for any error of judgment made in good faith, unless it shall be finally determined by a final judgment of a court of competent jurisdiction (not subject to further appeal or review) that the Liquidating Trustee was grossly negligent in ascertaining the pertinent facts.

5.8           Survival.  The provisions of this Article V shall survive the termination of this Liquidating Trust Agreement and the death, resignation, removal, liquidation, dissolution, or replacement of the Liquidating Trustee or the dissolution of the Liquidating Trust Advisory Board.

13

ARTICLE VI

GENERAL PROVISIONS CONCERNING

ADMINISTRATION OF THE LIQUIDATING TRUST

6.1           Liquidating Trust Reserve.  The Liquidating Trustee may, at its discretion, establish the Liquidating Trust Reserve as set forth in Section 9.2 of this Liquidating Trust Agreement.

6.2           Register of Beneficiaries.  The Liquidating Trustee shall maintain at all times a register of the names, distribution addresses, amounts of Allowed Claims, and the ratable interests in the Liquidating Trust of the Beneficiaries (the “Register”).  The initial Register shall be based on the list of holders of Claims and Equity Interests maintained by the Clerk of the Bankruptcy Court as of the Effective Date and prepared in accordance with the provisions of the Plan and the Confirmation Order.  The Liquidating Trustee may retain a claims agent to update and maintain such list throughout the administration of the Liquidating Trust Assets and the Claims required to be administered by the Liquidating Trustee, and such list may serve as the Register.  All references in this Liquidating Trust Agreement to holders of beneficial interests in the Liquidating Trust shall be read to mean holders of record as set forth in the Register maintained by the Liquidating Trustee and shall exclude any beneficial owner not recorded on such Register.  The Liquidating Trustee shall cause the Register to be kept at its office or at such other place or places as may be designated by the Liquidating Trustee from time to time.

6.3           Books and Records.

(a)            On the Effective Date, the Debtors shall transfer and assign to the Liquidating Trust full title to, and the Liquidating Trust shall be authorized to take possession of, all of the books and records of the Debtors.  The Liquidating Trust shall have the responsibility of physically taking possession of (with the Debtors’ reasonable cooperation), storing and maintaining books and records transferred hereunder until the Chapter 11 Cases are closed, after which time such books and records may, to the extent not prohibited by applicable law, be abandoned or destroyed without further Bankruptcy Court order.  For the purpose of this Section 6.3, books and records include computer generated or computer maintained books and records and computer data, as well as electronically generated or maintained books and records or data, along with books and records of the Debtors maintained by or in possession of third parties and all of the claims and rights of the Debtors in and to their books and records, wherever located.  The Liquidating Trustee shall cooperate with, and make books and records available to, the Debtors and/or the Debtors' Professionals to the extent necessary for the Debtors and/or the Debtors' Professionals to perform post-Effective Date activities in accordance with the Plan or the Confirmation Order.

(b)            The Liquidating Trustee also shall maintain in respect of the Liquidating Trust and the Beneficiaries books and records relating to the Liquidating Trust Assets and any  income or proceeds realized therefrom and the payment of expenses of and claims against or assumed by the Liquidating Trust in such detail and for such period of time as may be necessary to enable it to make full and proper reports in respect thereof.  Except as expressly provided in this Liquidating Trust Agreement, the Plan, or the Confirmation Order, or as may be required by applicable law (including securities law), nothing in this Liquidating Trust Agreement is intended to require the Liquidating Trust to file any accounting or seek approval of any court with respect to the administration of the Liquidating Trust, or as a condition for making any payment or Distribution out of the Liquidating Trust Assets.  The Liquidating Trust Advisory Board shall have the right to inspect the books and records of the Liquidating Trust at any time upon reasonable notice to the Liquidating Trustee.  Beneficiaries shall have the right upon thirty (30) days’ prior written notice delivered to the Liquidating Trustee to inspect the Liquidating Trust’s books and records, including the Register, provided such Beneficiary shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Liquidating Trustee.  Satisfaction of the foregoing condition notwithstanding, if (a) the Liquidating Trustee and the Liquidating Trust Advisory Board determine in good faith that the inspection of the Liquidating Trust’s books and records, including the Register, by any Beneficiary would be detrimental to the Liquidating Trust or (b) such Beneficiary is a defendant (or potential defendant) in a pending (or potential) action brought by the Liquidating Trust, the Liquidating Trust may deny such request for inspection. The Bankruptcy Court shall resolve any dispute between any Beneficiary and the Liquidating Trustee under this Section 6.3.

14

6.4           Filing of Interim Reports.  The Liquidating Trust shall, consistent with Article IV.E of the Plan, file with the Bankruptcy Court semi-annual reports regarding the liquidation or other administration of the Liquidating Trust Assets.  (Beneficiaries may request copies of the semi-annual reports from the Liquidating Trustee.)

6.5           Filing of Accounting.  The final accounting shall be filed with the Bankruptcy Court and all Beneficiaries shall have notice that the final accounting has been filed and an opportunity to object and have a hearing on the approval of the accounting and the discharge and release of the Liquidating Trustee.

ARTICLE VII

BENEFICIAL INTERESTS AND BENEFICIARIES

7.1           Trust Beneficial Interests.  Each holder of an Allowed Claim or Equity Interest, shall be entitled to receive beneficial interests in accordance with the treatment of such Claim or Equity Interest under the Plan, and shall be entitled to Distributions as set forth in the Plan.

7.2           Interest Beneficial Only.  Ownership of a beneficial interest in the Liquidating Trust shall not entitle any Beneficiary to any title in or to the Liquidating Trust Assets or to any right to call for a partition or division of the Liquidating Trust Assets or to require an accounting.

7.3           Evidence of Beneficial Interest.  Ownership of a beneficial interest in the Liquidating Trust shall not be evidenced by any certificate, security, or receipt or in any other form or manner whatsoever, except as maintained on the books and records of the Liquidating Trust by the Liquidating Trustee, which may be the Register.

7.4           Exemption from Registration.  The parties hereto intend that the rights of the holders of the beneficial interests arising under this Liquidating Trust Agreement shall not be “securities” under applicable laws, but none of the parties hereto represents or warrants that such rights shall not be securities or shall be entitled to exemption from registration under applicable securities laws.  If such rights constitute securities, the parties hereto intend for the exemption from registration provided by Section 1145 of the Bankruptcy Code and by other applicable law to apply to their issuance under the Plan.

7.5           Transfers of Beneficial Interests.  Beneficial interests in the Liquidating Trust shall be nontransferable except upon death of the interest holder or by operation of law.  The Liquidating Trust shall not have any obligation to recognize any transfer of Claims occurring after the Record Date.  Only those holders of Claims of record stated on the transfer ledgers as of the close of business on the Record Date, to the extent applicable, shall be entitled to be recognized for all purposes hereunder.

7.6           Absolute Owners.  The Liquidating Trustee may deem and treat the Beneficiary reflected as the owner of a beneficial interest on the Register as the absolute owner thereof for the purposes of receiving Distributions and payments on account thereof for federal and state income tax purposes and for all other purposes whatsoever.

7.7           Change of Address.  A Beneficiary may, after the Effective Date, select an alternative distribution address by filing a notice with the Bankruptcy Court (copy served on the Liquidating Trustee) identifying such alternative distribution address.  Absent such notice, the Liquidating Trustee shall not recognize any such change of distribution address.  Such notification shall be effective only upon receipt by the Liquidating Trustee.

15

7.8           Effect of Death, Dissolution, Incapacity, or Bankruptcy of Beneficiary.  The death, dissolution, incapacity, or bankruptcy of a Beneficiary during the term of the Liquidating Trust shall not operate to terminate the Liquidating Trust during the term of the Liquidating Trust nor shall it entitle the representative or creditors of the deceased, incapacitated or bankrupt Beneficiary to an accounting or to take any action in any court or elsewhere for the Distribution of the Liquidating Trust Assets or for a partition thereof nor shall it otherwise affect the rights and obligations of the Beneficiary under this Liquidating Trust Agreement or in the Liquidating Trust.

7.9           Standing.  Except as expressly provided in this Liquidating Trust Agreement, the Plan or the Confirmation Order, a Beneficiary does not have standing to direct the Liquidating Trustee to do or not to do any act or to institute any action or proceeding at law or in equity against any party  upon or with respect to the Liquidating Trust Assets.

ARTICLE VIII

PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS

8.1           Incorporation of Plan Provisions.  As of the Effective Date, the Liquidating Trust shall assume responsibility for all Claims matters established by the Plan.  In accordance with the Plan, the Liquidating Trust shall establish appropriate Disputed Reserves pending resolution, as set forth in the Plan, of all contested matters and adversary proceedings concerning Disputed Claims.

8.2           Disputed Claims Reserve.

(a)            Establishment of Disputed Reserves.  On the Initial Distribution Date (or on any other date on which Distributions are made by the Liquidating Trustee), and in connection with making all Distributions required to be made on any such date under the Plan, the Liquidating Trustee shall establish a separate Disputed Reserve on account of Distributions of Cash or other property as necessary pursuant to the Plan.

(a)            Amounts to Be Reserved.  The Liquidating Trustee shall reserve the full amount of the Distribution that would have been made with respect to such Disputed Claim if it was then an Allowed Claim (or with respect to such lesser amount as may be estimated by the Bankruptcy Court in accordance with Article VI.D of the Plan).  All Cash or other property allocable to Disputed Claims hereunder shall be distributed by the Liquidating Trustee to the relevant Disputed Reserve on the Initial Distribution Date (or such other date on which Distributions are made pursuant to the Plan and this Liquidating Trust Agreement).  To the extent that the property placed in a Disputed Reserve consists of Cash, that Cash shall be deposited in an interest-bearing account at a qualified institution, consistent with the terms and limitations of this Liquidating Trust Agreement.

(b)            Distribution.  Payments on any Disputed Claim that becomes an Allowed Claim shall be distributed by the Liquidating Trustee from the Disputed Reserve on the first Quarterly Distribution Date after the Claim is Allowed.  Distributions shall be made only to the extent of the aggregate Distributions that the holder of any such Allowed Claim would have received had such Claim been Allowed as of the Effective Date (less any taxes paid with respect to amounts held in the Disputed Reserve).  Distributions to each holder of a Disputed Claim that has become an Allowed Claim (and to the extent that the holder of the Disputed Claim has not received prior Distributions on account of that Claim) shall be made in accordance with the provisions of the Plan.

16

(c)            Termination of Disputed Reserves.  Each Disputed Reserve shall be closed and extinguished by the Liquidating Trustee when all Distributions and other dispositions of Cash or other property required to be made therefrom under the Plan and this Liquidating Trust Agreement have been made.  Upon closure of a Disputed Reserve, all Cash and other property held in that Disputed Reserve shall revest in and become unrestricted property of the Liquidating Trust.

(d)            Limitation of Liability for Funding the Disputed Claims Reserve. The Liquidating Trustee shall have no duty to fund any Disputed Reserve.

(e)            Transmittal of Distributions and Notices.  Any property or notice which a person is or becomes entitled to receive pursuant to the Plan and this Liquidating Trust Agreement may be delivered by regular mail, postage prepaid, in an envelope addressed to that person’s address listed in the Register.  Property distributed in accordance with this subsection shall be deemed delivered to such person regardless of whether such property is actually received by that person.  Notice given in accordance with this subsection shall be effective only upon receipt.

ARTICLE IX

DISTRIBUTIONS

9.1           Distributions to Beneficiaries from Liquidating Trust Assets.  All payments to be made by the Liquidating Trust to any Beneficiary shall be made only in accordance with the Plan, the Confirmation Order and this Liquidating Trust Agreement and from the Liquidating Trust Assets (or from the income and proceeds realized from the Liquidating Trust Assets) net of the Liquidating Trust Reserve (defined below), Allowed Administrative Claims Reserve, Disputed Reserves, and other reserves established by the Liquidating Trustee, if any, and only to the extent that the Liquidating Trust has sufficient Liquidating Trust Assets (or income and proceeds realized from the Liquidating Trust Assets) to make such payments in accordance with and to the extent provided for in the Plan, the Confirmation Order, and this Liquidating Trust Agreement.

9.2           Distributions; Withholding.  The Liquidating Trustee shall make the initial Distribution to holders of Allowed Claims as provided in the Plan and, following the initial Distribution required under the Plan, the Liquidating Trustee may, in its sole discretion, make a full or partial Pro Rata Distribution to holders of Class 3 General Unsecured Claims (including Distributions of all net Cash (including net Cash proceeds)) on Quarterly Distribution Dates.  The Liquidating Trust may retain and supplement from time to time a reserve (the “Liquidating Trust Reserve”) in such amount (a) as is reasonably necessary to meet contingent liabilities and to maintain the value of the Liquidating Trust Assets during the term of the Liquidating Trust; (b) to pay reasonable administrative expenses including, without limitation, the compensation and the reimbursement of reasonable, actual and necessary costs, fees, and expenses (including attorneys’ fees and expenses, financial advisor fees and expenses, and disbursing agent fees and expenses) of the Liquidating Trustee and the Liquidating Trust Advisory Board in connection with the performance of their duties in connection with this Liquidating Trust Agreement; and (c) to satisfy all other liabilities and claims of creditors of the Liquidating Trust incurred or assumed in respect of the Liquidating Trust (or to which the Liquidating Trust Assets are otherwise subject) in accordance with the Plan, the Confirmation Order and this Liquidating Trust Agreement.  All such Distributions shall be made as provided in the Plan, the Confirmation Order or this Liquidating Trust Agreement, provided, however, that the Liquidating Trustee must make a Distribution of all Cash not subject to any withholding or reserve, on or prior to the first anniversary of the Effective Date and each anniversary thereafter.  Additionally, the Liquidating Trustee may withhold from amounts distributable to any Beneficiary any and all amounts, determined in the Liquidating Trustee’s sole discretion, to be required by any law, regulation, rule, ruling, directive, or other governmental requirement.  In addition, all Distributions under this Liquidating Trust Agreement shall be net of the actual and reasonable costs of making such Distributions.  Prior to the making of any Distributions contemplated hereunder to holders of Allowed Claims, the Liquidating Trustee shall provide the Liquidating Trust Advisory Board with five business day’s written notice of any such Distribution, which notice shall include a summary of the aggregate amounts to be distributed.  Within three business days of receipt of the notice of Distribution, any Member of the Liquidating Trust Advisory Board may request additional information regarding the calculation of the aggregate Distribution amounts for each Class of Allowed Claims.

17

9.3           No Distribution Pending Allowance. No payment or Distribution shall be made with respect to any Claim to the extent it is a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim, except for distributions into a Disputed Claims Reserve in accordance with the Plan, Confirmation Order, and this Liquidating Trust Agreement.  Notwithstanding the foregoing, nothing herein or in the Plan shall preclude the Liquidating Trustee from making Distributions on account of the undisputed portions of Disputed Claims.

9.4           Distributions after Allowance. Distributions to each holder of a Disputed Claim, to the extent that such Claim ultimately becomes an Allowed Claim, shall be made in accordance with the provisions of the Plan, Confirmation Order, and this Liquidating Trust Agreement.

9.5           Non-Cash Property.  Subject to Section 3.3 hereof, any non-Cash property of the Liquidating Trust may be sold, transferred or abandoned by the Liquidating Trustee.  Notice of such sale, transfer, or abandonment shall be provided to the holders, if any, of Secured Claims holding liens on such non-Cash property.  If, in the Liquidating Trustee’s reasonable judgment, such property cannot be sold in a commercially reasonable manner, or the Liquidating Trustee believes, in good faith, such property has no value to the Liquidating Trust, the Liquidating Trustee shall have the right, subject to the approval of the Liquidating Trust Advisory Board, to abandon or otherwise dispose of such property, including by donation of such property to a charity designated by the Liquidating Trustee Advisory Board.  Except in the case of fraud, willful misconduct, or gross negligence, no party in interest shall have a cause of action against the Liquidating Trustee or any director, officer, employee, consultant, or professional of the Liquidating Trustee, the Liquidating Trust Advisory Board, or of any of its Members or professionals, arising from or related to the disposition of non-Cash property in accordance with this Section.

9.6           Undeliverable Distributions.  If any Distribution is returned as undeliverable, the Liquidating Trust may, in its discretion, make reasonable efforts to determine the current address of the holder of the Claim with respect to which the Distribution was made as the Liquidating Trust deems appropriate, but no Distribution to any holder shall be made unless and until the Liquidating Trust has determined the then-current address of the holder, at which time the Distribution to such holder shall be made to the holder without interest.  Amounts in respect of any undeliverable Distributions made by the Liquidating Trust shall be returned to, and held in trust by, the Liquidating Trust until the Distributions are claimed or are deemed to be unclaimed property under Section 347(b) of the Bankruptcy Code and Article V.E.1 of the Plan (“Unclaimed Property”).  While the Liquidating Trustee may, in its sole discretion, attempt to determine a Beneficiary’s current address or otherwise locate a Beneficiary, nothing in this Liquidating Trust Agreement or the Plan shall require the Liquidating Trustee to do so.

9.7           Unclaimed Property.  Except with respect to property not Distributed because it is being held in a Disputed Reserve, Distributions that are not claimed by the later of the expiration of six (6) months from the Effective Date or ninety (90) days after the date of a Distribution shall be deemed to be Unclaimed Property and shall vest or revest in the Liquidating Trust, and the Claims with respect to which those Distributions are made shall be automatically canceled.  After the expiration of that six-month period, the claim of any person or Entity to those Distributions shall be discharged and forever barred.  Nothing contained in the Plan or this Liquidating Trust Agreement shall require the Liquidating Trust to attempt to locate any holder of an Allowed Claim.  All funds or other property that vests or revests in the Liquidating Trust pursuant to Article V.E.3 of the Plan and this Section 9.7 shall be distributed by the Liquidating Trustee to the other holders of Allowed Claims in accordance with the provisions of the Plan and this Liquidating Trust Agreement.  A Claim, and the Unclaimed Property distributed on account of such Claim, shall not escheat to any federal, state, or local government or other entity by reason of the failure of its holder to claim a Distribution in respect of such Claim.

18

9.8           Withholding Taxes and Expenses of Distribution.  Any federal, state, or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from Distributions hereunder.  All holders of Claims shall be required to provide the Liquidating Trustee with any information necessary to effect the withholding of such taxes.  In addition, all Distributions under the Plan shall be net of the actual and reasonable costs of making such Distributions.  Unless and until (but only if) such information is timely provided, all Distributions to which such holders may be or become entitled shall be treated as Unclaimed Property under Section 9.7 of the Liquidating Trust Agreement.

9.9           Conflicting Claims.  If any conflicting claims or demands are made or asserted with respect to the beneficial interest of a Beneficiary under this Liquidating Trust Agreement, or if there is any disagreement between the assignees, transferees, heirs, representatives or legatees succeeding to all or a part of such an interest resulting in adverse claims or demands being made in connection with such interest, then, in any of such events, the Liquidating Trustee shall be entitled, in its sole discretion, to refuse to comply with any such conflicting claims or demands.

(a)            In so refusing, the Liquidating Trustee may elect to cause the Liquidating Trust to make no payment or Distribution with respect to the beneficial interest subject to the conflicting claims or demand, or any part thereof, and to refer such conflicting claims or demands to the Bankruptcy Court, which shall have exclusive jurisdiction over resolution of such conflicting claims or demands.  In so doing, neither the Liquidating Trust nor the Liquidating Trustee shall be or become liable to any of such parties for their refusal to comply with any such conflicting claims or demands, nor shall the Liquidating Trust or Liquidating Trustee be liable for interest on any funds which may be so withheld.

(b)            The Liquidating Trustee shall be entitled to refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final order of the Bankruptcy Court or (ii) all differences have been resolved by a valid written agreement among all such parties to the satisfaction of the Liquidating Trustee, which agreement shall include a complete release of the Liquidating Trust and Liquidating Trustee.  Until the Liquidating Trustee receives written notice that one of the conditions of the preceding sentence is met, the Liquidating Trustee may deem and treat as the absolute owner under this Liquidating Trust Agreement of the beneficial interest in the Liquidating Trust the Beneficiary identified as the owner of that interest in the books and records maintained by the Liquidating Trustee.  The Liquidating Trustee may deem and treat such Beneficiary as the absolute owner for purposes of receiving Distributions and any payments on account thereof for federal and state income tax purposes, and for all other purposes whatsoever.

(c)            In acting or refraining from acting under and in accordance with this Section 9.9 of the Liquidating Trust Agreement, the Liquidating Trustee shall be fully protected and incur no liability to any purported claimant or any other Person pursuant to Article V of this Agreement.

9.10           Distributions on Non-Business Days.  Any payment or Distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.

19

9.11           No Distribution in Excess of Allowed Amount of Claim.  Notwithstanding anything to the contrary herein, no Holder of an Allowed Claim shall receive in respect of such Claim any Distribution in excess of the Allowed amount of such Claim.

9.12           Setoff and Recoupment.  The Liquidating Trust may, but shall not be required to, setoff against, or recoup from, any Claim and the Distribution to be made pursuant to the Plan in respect thereof, any claims or defenses of any nature whatsoever that any of the Debtors, the Estates or the Liquidating Trust may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors, the Estates or the Liquidating Trust of any claim, defense, right of setoff, or recoupment that any of them may have against the holder of any Claim.

9.13           Minimum Distributions.  Notwithstanding anything to the contrary in this Agreement or the Plan, if a Distribution to be made to a holder of an Allowed Claim or Equity Interest on the Initial Distribution Date or any subsequent date for Distributions would be $50 or less in the aggregate, no such Distribution will be made to that holder unless a request therefor is made in writing to the Liquidating Trustee no later than twenty (20) days after the Effective Date.

ARTICLE X

TAXES

10.1           Income Tax Status.  Consistent with Revenue Procedure 94-45, 1994-2 C.B. 684, the Liquidating Trust shall be treated as a liquidating trust pursuant to Treasury Regulation Section 301.7701-4(d) and as a grantor trust pursuant to IRC Sections 671-677.  The Beneficiaries shall be treated as the grantors of the Liquidating Trust and deemed to be the owners of the Liquidating Trust Assets (subject to the rights of creditors of the Liquidating Trust), and consequently, the transfer of the Liquidating Trust Assets to the Liquidating Trust shall be treated as a deemed transfer of those assets from the Debtors and the Estates to the Beneficiaries followed by a deemed transfer by such Beneficiaries to the Liquidating Trust for federal income tax purposes; provided, however, that the Liquidating Trust Assets will be subject to any obligations incurred after the Effective Date by the Liquidating Trust relating to the pursuit of the Liquidating Trust Assets.  As such, the Beneficiaries will be treated as both the grantors and the deemed owners of the Liquidating Trust.  Any items of income, deduction, credit, and loss of the Liquidating Trust shall be allocated for federal income tax purposes to the Beneficiaries.

10.2           Tax Returns.  In accordance with IRC Section 6012 and Treasury Regulation Section 1.671-4(a), the Liquidating Trust shall file with the IRS annual tax returns on Form 1041.  In addition, the Liquidating Trust shall file in a timely manner such other tax returns, including any state and local tax returns, as are required by applicable law and pay any taxes shown as due thereon out of the Liquidating Trust Assets (or the income or proceeds thereof).  The Liquidating Trustee shall, in its sole discretion, determine the best way to report with respect to any reserve for Disputed Claims, including electing to report as, without limitation, a disputed ownership fund under IRS Treasury Regulation Section 1.468B-9 or otherwise as a separate trust or other entity.  Within a reasonable time following the end of the taxable year, the Liquidating Trust shall send to each Beneficiary a separate statement setting forth the Beneficiary’s share of items of income, gain, loss, deduction or credit and will instruct each such Beneficiary to report such items on their federal income tax returns.  The Liquidating Trust may provide each Beneficiary with a copy of the Form 1041 for the Liquidating Trust (without attaching any other Beneficiary’s Schedule K-1 or other applicable information form) along with such Beneficiary’s Schedule K-1 or other applicable information form in order to satisfy the foregoing requirement.  The Liquidating Trust shall allocate the taxable income, gain, loss, deduction, or credit of the Liquidating Trust with respect to each Beneficiary.

20

10.3           Withholding of Taxes and Reporting Related to Liquidating Trust Operations.  The Liquidating Trust shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Distributions made by the Liquidating Trust shall be subject to any such withholding and reporting requirements.  To the extent that the operation of the Liquidating Trust or the liquidation of the Liquidating Trust Assets creates a tax liability, the Liquidating Trust shall promptly pay such tax liability out of the Liquidating Trust Assets (or the income or proceeds thereof) and any such payment shall be considered a cost and expense of the operation of the Liquidating Trust payable without Bankruptcy Court order.  The Liquidating Trust may reserve a sum, the amount of which shall be determined by the Liquidating Trust with the approval of the Liquidating Trust Advisory Board, sufficient to pay the accrued or potential tax liability arising out of the operations of the Liquidating Trust or the operation of the Liquidating Trust Assets.  Upon the approval of the Liquidating Trust Advisory Board, the Liquidating Trustee, on behalf of the Liquidating Trust, may enter into agreements with taxing authorities or other governmental units for the payment of such amounts as may be withheld.  Any federal, state, or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from Distributions hereunder.  All Beneficiaries shall be required to provide any information necessary to effect the withholding of such taxes.

10.4           Valuations.  Pursuant to Article IV.B.2 of the Plan, except to the extent definitive guidance from the IRS or a court of competent jurisdiction (including the issuance of applicable Treasury Regulations, or the receipt by the Liquidating Trustee of a private letter ruling if the Liquidating Trustee so requests one) indicates that consistent valuation is not necessary to maintain the treatment of the Liquidating Trust as a liquidating trust for purposes of the Internal Revenue Code and applicable Treasury Regulations, as soon as possible after the Effective Date, but in no event later than sixty (60) days thereafter, (i) the Liquidating Trustee shall make a good faith valuation of the Liquidating Trust Assets, and (ii) the Liquidating Trustee shall establish appropriate means to apprise the Beneficiaries of such valuation.  The valuation shall be used consistently by all parties (including, without limitation, the Debtors, the Liquidating Trust, the Beneficiaries and the Liquidating Trust Advisory Board) for all federal income tax purposes.  The Liquidating Trustee also shall file (or cause to be filed) any other statements, returns, or disclosures relating to the Liquidating Trust that are required by any governmental unit.

10.5           Treatment of Disputed Reserves. Notwithstanding any other provision of this Liquidating Trust Agreement to the contrary, subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary, the Liquidating Trust may, in its reasonable discretion, determine the best way to report income with respect to any Disputed Reserve on a current basis.  Accordingly, the Liquidating Trustee may, in its discretion, elect to (i) treat any Liquidating Trust Assets allocable to, or retained on account of, a Disputed Claims Reserve in accordance with Section 8.2 of this Liquidating Trust Agreement as held by one or more discrete trusts for federal income tax purposes, consisting of separate and independent shares to be established in respect of each Disputed Claim, in accordance with the trust provisions of the IRC (Sections 641 et seq.), (ii) treat as taxable income or loss of each Disputed Claims Reserve, with respect to any given taxable year, the portion of the taxable income or loss of the Liquidating Trust that would have been allocated to the holders of Disputed Claims had such Claims been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such Claims are unresolved), (iii) treat as a distribution from the Disputed Claims Reserve any increased amounts distributed by the Liquidating Trust as a result of any Disputed Claims resolved earlier in the taxable year, to the extent such distributions relate to taxable income or loss of the Disputed Claims Reserve determined in accordance with the provisions hereof, and (iv) to the extent permitted by applicable law, report consistent with the foregoing for state and local income tax purposes.  The Liquidating Trustee may otherwise elect to report with respect to any Disputed Claims Reserve as a disputed ownership fund under IRS Treasury Regulation Section 1.468B-9.  All Beneficiaries shall report, for income tax purposes, consistent with the election of the Liquidating Trustee.  In the event, and to the extent, any Cash retained on account of Disputed Claims in the Disputed Claims Reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims, such taxes shall be (i) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims, or (ii) to the extent such Disputed Claims have subsequently been resolved, deducted from any amounts distributable by the Liquidating Trustee as a result of the resolutions of such Disputed Claims.

21

10.6           Expedited Determination of Taxes.  The Liquidating Trust may request an expedited determination of taxes or tax refund rights of the Liquidating Trust, including the Disputed Reserves, under Section 505(b) of the Bankruptcy Code for all returns or claims filed for the Liquidating Trust for all taxable periods through the termination of the Liquidating Trust.

ARTICLE XI

TERMINATION OF LIQUIDATING TRUST

11.1           Termination of Liquidating Trust.  The Liquidating Trustee shall be discharged and the Liquidating Trust shall be terminated, at such time as (a) all Disputed Claims have been resolved, (b) all of the Liquidating Trust Assets have been liquidated, (c) all duties and obligations of the Liquidating Trustee hereunder have been fulfilled, (d) all Distributions required to be made by the Liquidating Trustee under the Plan and this Liquidating Trust Agreement have been made, and (e) all of the Chapter 11 Cases have been closed; provided, however, that in no event shall the Liquidating Trust be terminated later than the term of the Liquidating Trust under Section 11.2 of this Liquidating Trust Agreement, as such term may be extended pursuant to Section 11.2.

11.2           Maximum Term. The term of the Liquidating Trust shall end no later than the fifth (5th) anniversary of the Effective Date (the “Initial Liquidating Trust Term”); provided, however, that the Liquidating Trustee may, subject to the further provisions of this Section 11.2, extend the term of the Liquidating Trust for such additional period of time as is necessary to facilitate or complete the recovery and liquidation of the Liquidating Trust Assets as follows: within the six (6) month period prior to the termination of the Initial Liquidating Trust Term, the Liquidating Trustee may file a notice of intent to extend the term of the Liquidating Trust with the Bankruptcy Court and, upon approval of the Bankruptcy Court of such extension request following notice and a hearing, the term of the Liquidating Trust shall be so extended.  The Liquidating Trust may file one or more such extension notices, each notice to be filed within the six (6) month period prior to the termination of the extended term of the Liquidating Trust (all such extensions, collectively, are referred to herein as the “Supplemental Liquidating Trust Term”).  Notwithstanding anything to the contrary in this Section 11.2, however, the Supplemental Liquidation Term may not exceed three (3) years without a favorable letter ruling from the IRS that any further extension would not adversely affect the status of the Liquidating Trust as a liquidating trust for federal income tax purposes.  In addition, the provisions of this Section 11.2 shall be without prejudice to the right of any party in interest under Section 1109 of the Bankruptcy Code to petition the Bankruptcy Court, for cause shown, to shorten the Supplemental Liquidating Trust Term.

11.3           Events Upon Termination.  At the conclusion of the term of the Liquidating Trust, the Liquidating Trustee shall distribute the remaining Liquidating Trust Assets (subject to a reserve for expenses incurred in winding up the affairs of the Liquidating Trust), if any, to the Beneficiaries, in accordance with the Plan, the Confirmation Order, and this Liquidating Trust Agreement.  On or about the time that the final Distribution is made, the Liquidating Trustee may make a charitable donation with undistributed funds if, in the reasonable judgment of the Liquidating Trustee, the cost of calculating and making the final Distribution of the remaining funds is excessive in relation to the benefits to the holders of Claims or Equity Interests who would otherwise be entitled to such Distributions, and such charitable donation is provided to an entity not otherwise related to the Debtors or the Liquidating Trustee.

22

11.4           Winding Up, Discharge, and Release of the Liquidating Trustee.  For the purposes of winding up the affairs of the Liquidating Trust at the conclusion of its term, the Liquidating Trustee shall continue to act as Liquidating Trustee until its duties under this Liquidating Trust Agreement have been fully discharged or its role as Liquidating Trustee is otherwise terminated under this Liquidating Trust Agreement and the Plan.  Upon a motion by the Liquidating Trustee, the Bankruptcy Court may enter an order relieving the Liquidating Trustee, its agents and employees of any further duties, discharging, and releasing the Liquidating Trustee and releasing its bond, if any.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1           Amendments.                                 The Liquidating Trustee may, with the approval of a majority of the Members of the Liquidating Trust Advisory Board, modify, supplement, or amend this Agreement in any way that is not inconsistent with the Plan or the Confirmation Order.  In the event that a majority (as described above) of the Members is unable to reach a consensus regarding a proposed modification, supplement, or amendment, the Liquidating Trustee may seek Bankruptcy Court approval of any such modification, supplement, or amendment.

12.2           Waiver. No failure by the Liquidating Trust, the Liquidating Trustee, or the Liquidating Trust Advisory Board to exercise or delay in exercising any right, power, or privilege hereunder shall operate as a waiver, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any further exercise thereof, or of any other right, power, or privilege.

12.3           Cumulative Rights and Remedies.  The rights and remedies provided in this Liquidating Trust Agreement are cumulative and are not exclusive of any rights under law or in equity.

12.4           Irrevocability. This Liquidating Trust Agreement and the Liquidating Trust created hereunder shall be irrevocable, except as otherwise expressly provided in this Liquidating Trust Agreement.

12.5           Tax Identification Numbers.  The Liquidating Trustee may require any Beneficiary to furnish to the Liquidating Trustee its social security number or employer or taxpayer identification number as assigned by the IRS and the Liquidating Trustee may condition any Distribution to any Beneficiary upon the receipt of such identification number.

12.6           Relationship to the Plan.  The principal purpose of this Liquidating Trust Agreement is to aid in the implementation of the Plan and, therefore, this Liquidating Trust Agreement incorporates and is subject to the provisions of the Plan and the Confirmation Order.  In the event that any provision of this Liquidating Trust Agreement is found to be inconsistent with a provision of the Plan or the Confirmation Order, the provisions of the Plan or the Confirmation Order, as applicable, shall control.  In the event that any provision of the Plan is found to be inconsistent with a provision of the Confirmation Order, the Confirmation Order shall control.

12.7           Division of Liquidating Trust.  Under no circumstances shall the Liquidating Trustee have the right or power to divide the Liquidating Trust unless authorized to do so by the Liquidating Trust Advisory Board and the Bankruptcy Court.

23

12.8           Applicable Law.  This Liquidating Trust shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to rules governing the conflict of laws.

12.9           Retention of Jurisdiction.  Notwithstanding the Effective Date, and to the fullest extent permitted by law, the Bankruptcy Court shall retain exclusive jurisdiction over the Liquidating Trust after the Effective Date, including, without limitation, jurisdiction to resolve any and all controversies, suits and issues that may arise in connection therewith, including, without limitation, this Liquidating Trust Agreement, or any entity’s obligations incurred in connection herewith, including without limitation, any action against the Liquidating Trustee or any Member of the Liquidating Trust Advisory Board or any professional retained by the Liquidating Trustee or the Liquidating Trust Advisory Board, in each case in its capacity as such. Each party to this Liquidating Trust Agreement hereby irrevocably consents to the exclusive jurisdiction and venue of the Bankruptcy Court in any action to enforce, interpret or construe any provision of this Liquidating Trust Agreement or of any other agreement or document delivered in connection with this Liquidating Trust Agreement, and also hereby irrevocably waives any defense of improper venue, forum non conveniens or lack of personal jurisdiction to any such action brought in the Bankruptcy Court. Each party further irrevocably agrees that any action to enforce, interpret, or construe any provision of this Liquidating Trust Agreement will be brought only in the Bankruptcy Court.  Each party hereby irrevocably consents to the service by certified or registered mail, return receipt requested, of any process in any action to enforce, interpret or construe any provision of this Liquidating Trust Agreement.

12.10           Severability. In the event that any provision of this Liquidating Trust Agreement or the application thereof to any person or circumstance shall be determined by the Bankruptcy Court to be invalid or unenforceable to any extent, the remainder of this Liquidating Trust Agreement, or the application of such provision to persons or circumstance, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and such provision of this Liquidating Trust Agreement shall be valid and enforced to the fullest extent permitted by law.

12.11           Limitation of Benefits. Except as otherwise specifically provided in this Liquidating Trust Agreement, the Plan or the Confirmation Order, nothing herein is intended or shall be construed to confer upon or to give any person other than the parties hereto and the Beneficiaries any rights or remedies under or by reason of this Liquidating Trust Agreement.

12.12           Notices. Except as provided in Section 12.10 of this Liquidating Trust Agreement, all notices, requests, demands, consents, and other communications hereunder shall be in writing and shall be deemed to have been duly given to a person, if delivered in person or by facsimile with an electromagnetic report of delivery or if sent by overnight mail, registered mail, certified mail, or regular mail, with postage prepaid, to the following addresses:

If to the Liquidating Trustee:

Grant Lyon
KRyS Global USA
57 W. 57th St., 4th Floor
New York, New York 10019
Tel: (602) 432-7971
Email: glyon@krysglobalusa.com
bperkinson@krysglobalusa.com

24

If to the Liquidating Trust Advisory Board:

Cooley LLP
1114 Avenue of the Americas
New York, NY  10036-7798
Attn:       Jeffrey L. Cohen, Esq.
Seth Van Aalten, Esq.
Tel: (212) 479-6000
Fax: (212) 479-6275
Email: jcohen@cooley.com
Email: svanaalten@cooley.com

If to the Debtors:

Quarles & Brady LLP
One Renaissance Square
Two North Central Ave.
Phoenix, Arizona 85004
Attn:       John A. Harris
Robert P. Harris
Lori L. Winkelman
Jason D. Curry
Tel: (602) 229-5406
Fax: (602) 229-5690
john.harris@quarles.com
robert.harris@quarles.com
lori.winkelman@quarles.com
jason.curry@quarles.com

If to a Beneficiary:

To the name and distribution address set forth in the Register with respect to such Beneficiary.

The parties may designate in writing from time to time other and additional places to which notices may be sent.

12.13           Further Assurances. From and after the Effective Date, the parties hereto covenant and agree to execute and deliver all such documents and notices and to take all such further actions as may reasonably be required from time to time to carry out the intent and purposes of this Liquidating Trust Agreement, and to consummate the transactions contemplated hereby.

12.14           Integration. This Liquidating Trust Agreement, the Plan, and the Confirmation Order constitute the entire agreement with, by and among the parties thereto, and there are no representations, warranties, covenants, or obligations except as set forth herein, in the Plan and in the Confirmation Order.  This Liquidating Trust Agreement, together with the Plan and the Confirmation Order, supersede all prior and contemporaneous agreements, understandings, negotiations, and discussions, written or oral, of the parties hereto, relating to any transaction contemplated hereunder.  Except as otherwise provided in this Liquidating Trust Agreement, the Plan or Confirmation Order, nothing herein is intended or shall be construed to confer upon or give any person other than the parties hereto and the Beneficiaries any rights or remedies under or by reason of this Liquidating Trust Agreement.

25

12.15           Interpretation. The enumeration and Section headings contained in this Liquidating Trust Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Liquidating Trust Agreement or of any term or provision hereof.  Unless context otherwise requires, whenever used in this Liquidating Trust Agreement the singular shall include the plural and the plural shall include the singular, and words importing the masculine gender shall include the feminine and the neuter, if appropriate, and vice versa, and words importing persons shall include partnerships, associations, and corporations.  The words herein, hereby, and hereunder and words with similar import, refer to this Liquidating Trust Agreement as a whole and not to any particular section or subsection hereof unless the context requires otherwise.  Any reference to the “Liquidating Trustee” shall be deemed to include a reference to the “Liquidating Trust” and any reference to the “Liquidating Trust” shall be deemed to include a reference to the “Liquidating Trustee” except for the references in Sections 5.1 and 5.2, and such other provisions in which the context otherwise requires.

12.16           Counterparts. This Liquidating Trust Agreement may be signed by the parties hereto in counterparts, which, when taken together, shall constitute one and the same document. Delivery of an executed counterpart of this Liquidating Trust Agreement by facsimile or email in pdf format shall be equally effective as delivery of a manually executed counterpart.

26

IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged this Liquidating Trust Agreement, or caused it to be executed and acknowledged on their behalf by their duly authorized officers or representatives, all as of the date first above written.

XHIBIT CORP.; SKYMALL, LLC; XHIBIT INTERACTIVE, LLC; FLYREPLY CORP.; SHC PARENT CORP.; SPYFIRE INTERACTIVE, LLC; STACKED DIGITAL, LLC; AND SKYMALL INTEREST, LLC
By:___________________________________
Name:
Title:

GRANT LYON, LIQUIDATING TRUSTEE OF SM LIQUIDATING TRUST By:___________________________________ Name: Grant Lyon Title: Liquidating Trustee of SM Liquidating Trust

27

EXHIBIT A

Terms of Compensation of Liquidating Trustee

1)
Compensation.  Beginning at the Effective Date (as defined in the Plan), the Liquidating Trustee shall be employed and compensated on a monthly basis at $25,000 per month for the first two full months following the Effective Date and $10,000 per month thereafter.

2)
Payment of Monthly Fee, Expenses, and Start-Up Costs; Full Fee for Initial Month.  The Liquidating Trustee’s monthly fee, together with payment of any start-up costs and expenses under the above paragraph, shall be payable out of the Trust Assets beginning on the Effective Date and continuing thereafter until the Liquidating Trustee is discharged.

3)
Means and Timing of Payment.  The Liquidating Trustee’s monthly fee, including all accrued monthly fees, shall be automatically paid on the last day of each month through and including the month in which the Liquidating Trustee is discharged.